UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Eterna Therapeutics Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Eterna Therapeutics Inc.
1035 Cambridge Street, Suite 18A
Cambridge, Massachusetts 02141
To the Stockholders of Eterna Therapeutics Inc.
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Eterna Therapeutics Inc., a Delaware corporation (the “Company” or “Eterna”) to be held on June 16, 2023, at 11:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the Annual Meeting by visiting virtualshareholdermeeting.com/ERNA2023.
The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We urge you to fill out and submit the enclosed proxy card today or follow the specific instructions on how to vote your shares by telephone or through the Internet.
You may cast your vote over the Internet, by telephone, or by completing and mailing a proxy card to ensure that your shares will be represented. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend and vote your shares electronically at the Annual Meeting.
Thank you for your continued investment in Eterna Therapeutics Inc.
/S/ MATTHEW ANGEL
Dr. Matthew Angel Chief Executive Officer and President

Eterna Therapeutics Inc.
1035 Cambridge Street, Suite 18A Cambridge, Massachusetts 02141
NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of Eterna Therapeutics Inc., a Delaware corporation (the “Company” or “Eterna”) is to be held on June 16, 2023, at 11:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting virtualshareholdermeeting.com/ERNA2023.
We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement (the “Proxy Statement”) accompanying this Notice:
1.
To vote to elect as directors the five nominees named in the attached proxy statement for a term of office expiring at the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2023 fiscal year.
3.
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance and sale of more than 20% of our issued and outstanding common stock, par value $0.005 per share (the “common stock”), pursuant to our purchase agreement with Lincoln Park Capital Fund, LLC (the “Lincoln Park Purchase Agreement”).

4.	To approve an amendment to our Restated 2020 Stock Incentive Plan (the “Restated Plan”) to increase the number of shares of common stock reserved for issuance thereunder from 680,599 to 980,599.
5.	To consider any other business that is properly presented at the meeting and any adjournment or postponement thereof.
You may vote if you were a record owner of our common stock as of the close of business on April 26, 2023.
The Notice of Internet Availability of Proxy Materials (“Notice”), Proxy Statement and form of proxy are first being distributed and made available on the Internet on or about May 5, 2023. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials electronically or by mail.
Your vote is very important. Stockholders may vote their shares (1) at the virtual Annual Meeting, (2) by telephone, (3) through the Internet in advance, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone at 1-800-690-6903 or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice, in the section titled “INFORMATION ABOUT OUR ANNUAL MEETING” of the Proxy Statement or on the proxy card. Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice or the proxy card you received in the mail.
By order of the Board of Directors,

/S/ MATTHEW ANGEL
MATTHEW ANGEL Chief Executive Officer

Cambridge, Massachusetts May 5, 2023
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to Be Held on June 16, 2023. The Company’s Proxy Statement and Annual Report, provided to Stockholders on or about May 5, 2023 are available at proxyvote.com.

*	To be voted on at the meeting
i

Eterna Therapeutics Inc.
1035 Cambridge Street, Suite 18A
Cambridge, Massachusetts 02141
PROXY STATEMENT
You are receiving this Proxy Statement because you owned shares of common stock, par value $0.005 (“common stock”), of Eterna Therapeutics Inc., a Delaware corporation (the “Company”), as of April 26, 2023, which entitles you to vote those shares at our 2023 Annual Meeting of stockholders (including any adjournments of or postponements thereof, the “Annual Meeting”) to be held on June 16, 2023, at 11:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting virtualshareholdermeeting.com/ERNA2023. Our Board of Directors (the “Board”) is soliciting proxies from stockholders who wish to vote their shares at the Annual Meeting. By using a proxy, you can vote even if you do not attend the Annual Meeting. This proxy statement (this “Proxy Statement”) describes and provides information about the matters on which you are being asked to vote so that you can make an informed decision. Eterna Therapeutics Inc. is referred to in this document as Eterna, we, us, our and the Company.
The Notice of Internet Availability of Proxy Materials (the “Notice”), Proxy Statement and form of proxy are first being distributed and made available on the Internet on or about May 5, 2023. Stockholders should review the information contained in this Proxy Statement together with our 2022 Annual Report, which accompanies this Proxy Statement.
Our Internet website and the information contained therein or linked thereto are not incorporated by reference or otherwise made a part of this Proxy Statement.
INFORMATION ABOUT OUR ANNUAL MEETING
When and where is the Annual Meeting?
The Annual Meeting will be held on June 16, 2023, at 11:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders to be held solely as a live webcast over the Internet at virtualshareholdermeeting.com/ERNA2023. There will still not be a physical location for the Annual Meeting.
Why are we holding a virtual Annual Meeting?
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting.
Who may attend the Annual Meeting?
Stockholders of record as of April 26, 2023 (which we refer to as the record date), or their duly appointed proxies, and our invited guests are permitted to attend the Annual Meeting.
How can I attend and participate in the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting virtualshareholdermeeting.com/ERNA2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time on June 16, 2023. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow ample time to ensure your ability to access the meeting.
We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting.
You may submit a question at any time during the meeting by visiting virtualshareholdermeeting.com/ERNA2023. The Chairman of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A replay of the Annual Meeting will be available on our website at https://www.eternatx.com after the meeting.

What is the purpose of the Annual Meeting?
The Annual Meeting will be held for the following purposes:
1.
To vote to elect as directors the five nominees named in this Proxy Statement for a term of office expiring at the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To ratify the appointment of Grant Thornton as our independent registered public accounting firm for the 2023 fiscal year.
3.
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance and sale of more than 20% of our issued and outstanding common stock, par value $0.005 per share (the “common stock”), pursuant to our purchase agreement with Lincoln Park Capital Fund, LLC (the “Lincoln Park Purchase Agreement”).

4.
To approve an amendment (the “Restated Plan Amendment”) to our Restated 2020 Stock Incentive Plan (the “Restated Plan”) to increase the number of shares of common stock reserved for issuance thereunder from 680,599 to 980,599.

5.	To vote on such other business, if any, as may properly come before the meeting and any adjournment or postponement thereof.
How can I vote at the Annual Meeting?
You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.proxyvote.com. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.
Can I vote by telephone or Internet?
For beneficial stockholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with our transfer agent, Computershare Trust Company, N.A (“Computershare”), will also be able to vote by telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Computershare, then you may vote those shares by calling the telephone number specified on your proxy card or accessing the Internet website address specified on your proxy card instead of completing and signing the proxy itself. Submitting a telephonic or Internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.
The accompanying proxy card provides instructions on how to vote via the Internet or by telephone.
Who may vote?
The Board set April 26, 2023 as the record date for the Annual Meeting. Holders of common stock at the close of business on the record date are entitled to vote their shares at the Annual Meeting, and any further postponements or adjournments of the Annual Meeting.
There were 5,270,072 shares of our common stock issued and outstanding as of the record date, all of which are entitled to be voted at the Annual Meeting. See “-What are the voting rights of Eterna stockholders?”
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the SEC rules, we may furnish proxy materials, including this Proxy Statement and our 2022 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial stockholders as of April 26, 2023.

How can I access the proxy materials over the Internet?
The Notice and proxy card or voting instruction form included with the proxy materials will contain instructions on how to view the proxy materials on the Internet. Electronic copies of this Proxy Statement and the 2022 Annual Report are available at www.proxyvote.com.
How can I sign up for the electronic proxy delivery service?
The Notice and proxy card or voting instruction form included with the proxy materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
What are the voting rights of Eterna stockholders?
Holders of our common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.
How do I revoke my proxy and change my vote?
You may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting at Eterna Therapeutics Inc., 1035 Cambridge Street, Suite 18A, Cambridge, MA 02141. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone. Attendance at the virtual meeting will not by itself revoke a previously granted proxy. If you hold shares in street name and wish to change your vote, you must follow the directions provided by your brokerage or other financial intermediary.
What are the voting recommendations of the Board?
The Board recommends that you vote:
•	FOR the election of each of the director nominees named in this Proxy Statement;
•	FOR ratification of Grant Thornton as the Company’s independent registered public accounting firm for the 2023 fiscal year;
•
FOR approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the potential issuance and sale of more than 20% of the Company’s issued and outstanding common stock pursuant to the Lincoln Park Purchase Agreement; and

•	FOR approval of the Restated Plan Amendment.

What happens if I submit or return my proxy card without voting?
When you properly submit your proxy, the shares it represents will be voted at the Annual Meeting in accordance with your directions. Unless otherwise specified in the proxy, shares of our stock represented by proxies will be voted:
•	FOR the election of each of the director nominees named in this Proxy Statement;
•	FOR ratification of Grant Thornton as the Company’s independent registered public accounting firm for the 2023 fiscal year;
•
FOR approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the potential issuance and sale of more than 20% of the Company’s issued and outstanding common stock pursuant to the Lincoln Park Purchase Agreement;

•	FOR approval of the Restated Plan Amendment; and
•
In accordance with the recommendation of our Board of Directors “FOR” or “AGAINST” all other business as may properly be brought before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

What constitutes a quorum?
The presence at the meeting, virtually or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the meeting as of the record date will constitute a quorum, permitting the conduct of business at the Annual Meeting. If less than a majority of such shares of common stock is represented at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken, unless (i) the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed or (ii) the Board fixes a new record date for the Annual Meeting, in which cases notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity with our Bylaws.
What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
How many votes are needed for the proposals to pass?
Election of Directors
Under our Bylaws, if a quorum is present, the director nominees will be elected by a plurality of the votes cast. Accordingly, the nominees who receive the largest number of votes cast in favor of their election will be elected.
Stockholders entitled to vote may vote in favor of all of the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee.
Ratification of Grant Thornton as our Independent Registered Public Accounting Firm
If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.
Approval of the Potential Issuance and Sale of More Than 20% of the Company’s Issued and Outstanding Common Stock Pursuant to the Lincoln Park Purchase Agreement
If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.
Approval of the Restated Plan Amendment
If a quorum is present, approval requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.

What is the effect of abstentions?
Proxies received but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum, but abstentions will not have an effect on the outcome of any proposal.
What are “broker non-votes” and what effect do they have on the proposals?
Broker non-votes occur when a broker, bank, or other nominee holds shares in “street name” for a beneficial owner and that nominee does not vote the shares because it (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to a particular proposal. Broker non-votes are counted for purposes of determining the existence of a quorum at the Annual Meeting, but they will have no effect on the outcome of any proposal on which we receive a broker non-vote.
A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, which include the proposal to ratify Grant Thornton as our independent public accounting firm for the 2023 fiscal year (Proposal No. 2). On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, which include Proposals Nos. 1, 3 and 4 described in this Proxy Statement.
If you hold your shares in street name, it is critical that you provide your broker, bank, or other nominee with instructions on how to cast your vote if you want it to count in the election of directors (Proposal No. 1), the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the potential issuance and sale of more than 20% of our issued and outstanding common stock pursuant to the Lincoln Park Purchase Agreement (Proposal No. 3) and the approval of the Restated Plan Amendment (Proposal No. 4), each as described in this Proxy Statement. If you hold your shares in street name, and you do not instruct your broker, bank, or other nominee how to vote, then it will not be voted for the election of directors or with respect to the non-binding advisory resolutions.
If any other routine matters are properly brought before the Annual Meeting in addition to Proposal No. 2, then brokers holding shares in street name may vote those shares in their discretion for any such routine matters.
What is “householding” and how does it work?
The U.S. Securities and Exchange Commission (the “SEC”) rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering only one (1) copy of our annual report and this Proxy Statement or the Notice addressed to those stockholders, if consented to by the stockholders. This delivery method, called “householding,” reduces our printing and mailing costs and provides extra convenience for stockholders. Stockholders who participate in householding and who request to receive printed proxy materials will continue to receive separate proxy cards.
Once a stockholder has received notification from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” A stockholder may revoke such stockholder’s consent by notifying its broker or delivering written notice of such revocation to the Company at Eterna Therapeutics Inc., Attention: Secretary, Eterna Therapeutics Inc., 1035 Cambridge Street, Suite 18A, Cambridge, Massachusetts 02141. Upon written or oral request of a stockholder at a shared address to which a single copy of this Proxy Statement and 2022 Annual Report or Notice was delivered, we will deliver promptly separate copies of these documents or do so in the future if requested.
How to Submit Stockholder Proposals for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at Eterna Therapeutics Inc., Attention: Secretary, 10355 Cambridge Street, Suite 18A, Cambridge, MA 02141. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2024 Annual Meeting must be received no later than January 3, 2024 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under the rules of the SEC, in the event we change the date of our 2024 Annual Meeting by more than thirty days from the one-year anniversary of the Annual Meeting, the deadline for a stockholder proposal to be included in our proxy statement and form of proxy relating to our 2024 Annual Meeting is a reasonable time before we begin to print and send our proxy materials for such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2024 Annual Meeting between the close of business on January 3, 2024 and close of business on February 2, 2024. If we change the date of our 2024 Annual Meeting by more than thirty days before, or more than thirty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2024 Annual Meeting or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees
In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, stockholders must provide notice to us no later than April 17, 2024, containing the information required by Rule 14a-19 under the Exchange Act.
If a stockholder notifies us of an intent to present a proposal at the 2024 Annual Meeting at any time after March 18, 2024 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials. Under the rules of the SEC, in the event we change the date of our 2024 Annual Meeting by more than thirty days after the one-year anniversary of the Annual Meeting, the deadline for a stockholder to submit a proposal for the 2024 Annual Meeting is a reasonable time before we begin to print and send our proxy materials.
Who tabulates the votes?
Prior to the Annual Meeting, we will select an inspector of election for the meeting. Such inspector will determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.
Who pays the cost of this proxy solicitation?
The Company is making this solicitation. We pay the cost of soliciting your proxy, and we reimburse brokerage firms and others for forwarding proxy materials to you. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.
Will a list of stockholders entitled to vote at the Meeting be available?
In accordance with Delaware law, a list of stockholders entitled to vote at the Meeting will be available at our executive office in Cambridge, Massachusetts on June 6, 2023, and will be accessible for ten days prior to the Meeting between the hours of 9:00 a.m. and 5:00 p.m. The list of stockholders will also be available electronically at the Meeting.

DIRECTORS & EXECUTIVE OFFICERS
Directors & Executive Officers
Pursuant to the authority granted to our Board under Article III of our Bylaws, the Board shall determine the number of directors constituting the entire Board by duly adopted resolutions of the Board, and the Board has fixed such number at five. All five directors are to be elected at the Annual Meeting, each to hold office until the 2024 Annual Meeting of stockholders or until his successor is duly elected and qualified. Each stockholder of record on April 26, 2023 is entitled to cast one vote for each share of our common stock either in favor of or against the election of each nominee, or to abstain from voting on any or all nominees. Although management does not anticipate that any nominee will be unable or unwilling to serve as a director, in the event of such an occurrence, proxies may be voted in the discretion of the persons named in the proxy for a substitute designated by the Board, unless the Board decides to reduce the number of directors constituting the Board. Our directors are elected by a plurality of vote cast; therefore, the nominees who receive the largest number of votes cast in favor of their election will be elected.
The names of our directors nominees and executive officers and their respective ages, positions, biographies and, in the case of directors, their qualifications to serve as directors, are set forth below.
Name	Age	Position(1)
Dr. Matthew Angel	42	President and Chief Executive Officer and Director
Sandra Gurrola	56	Vice President, Finance
Charles Cherington	60	Chairman of the Board
Dr. Gregory Fiore	53	Director
William Wexler	64	Director
Nicholas J. Singer	43	Director
(1)	Each nominee for director has been reviewed and recommended for nomination by our Nominating and Corporate Governance Committee and has consented to serve as a director if elected.
Sandra Gurrola has served as our Vice President of Finance since June 2021, and she serves as our principal financial and accounting officer. Prior to that, she served as the Senior Vice President of eGames.com Holdings, LLC from March 2021 to June 2021 and as a consultant to us. Ms. Gurrola served as Senior Vice President of Finance to NTN Buzztime, Inc. from September 2019 to March 2021 and its Vice President of Finance from 2014 until 2019. From 2009 to 2014, Ms. Gurrola served NTN Buzztime, Inc. in various leadership accounting roles, including Controller, Director of Accounting, and Director of Financial Reporting and Compliance. Previously, she was a senior manager of financial reporting for Metabasis Therapeutics, Inc., a biotechnology company. Ms. Gurrola received a B.A. in English from San Diego State University.
Director Nominees
Matthew Angel, Ph.D., has served as Chief Executive Officer since January 1, 2023 and as Interim President, Chief Executive Officer and one of our directors since May 2022. Prior to that, Dr. Angel co-founded Factor Bioscience Inc. (“Factor Bioscience”) and has served as its President, Chief Executive Officer and Chairman of its Board of Directors from since 2011. In 2020, Dr. Angel co-founded Exacis Biotherapeutics, Inc. (“Exacis”), for which he serves as the Scientific Advisory Board Chair. Dr. Angel previously served as the Chief Science Officer, Secretary, Treasurer and as a director of Exacis and as the Chief Science Officer, Secretary and as a director of Novellus from 2014 until the sale of Novellus to us in July 2021. Dr. Angel received a Ph.D. from the Massachusetts Institute of Technology in 2012 and a B.S. in Engineering from Princeton University in 2003.
Dr. Angel’s qualifications to serve on our Board include his expertise in the healthcare industry, his business training and education, and his extensive experience managing biotechnology companies.
Charles Cherington, Chairman, has served on our Board of Directors since March 2021. Prior to that, Mr. Cherington served on our board of managers from 2018 through 2021. Mr. Cherington is a Co-Founder and Managing Partner of Ara Partners, a global private equity firm focused on industrial decarbonization investments founded in 2017. Previously, Mr. Cherington co-founded and served as Managing Partner of Intervale Capital, a middle-market private equity firm focused on investments in energy and infrastructure sectors, from 2006 to 2017. Mr. Cherington was Founder and Sole Partner of Cherington Capital, a private equity firm, from 2002 to 2006. In 1999, Mr. Cherington co-founded Paratus Capital Management, LLC, a venture capital firm, where he served as Partner until 2004. Prior to 1999, Mr. Cherington served in various positions with Lochridge & Company, Inc., a business management consulting firm, and as an investment banker for Credit Suisse First Boston. Mr. Cherington received a B.A. in History from Wesleyan University and an M.B.A. from the University of Chicago.
Mr. Cherington’s qualifications to serve on our Board of Directors include his extensive experience and senior management roles in companies in the life sciences and private equity industries, and his business training and education.
Gregory Fiore, M.D., has served on our Board of Directors since June 2022. Dr. Fiore has served as a director and as the President and Chief Executive Officer of Exacis since June 2020. Dr. Fiore co-founded Sollis Therapeutics (“Sollis”), a clinical-stage pharmaceutical company, where he served as President, Chief Executive Officer and Director from 2017 to 2019 and as Vice President and Chief Medical Officer from 2019 to 2020. Prior to Sollis, Dr. Fiore provided senior medical support as a consultant and acting Chief Medical Officer for various early-stage biotechnology companies through the following private healthcare consulting firms he founded, Fiore Healthcare Advisors, SSI Strategy and GJFMD Consulting. Dr. Fiore was also the Chief Medical Officer of The Medicines Company (NASDAQ: MDCO), held leadership roles at Merck & Co., Inc. (NYSE: MRK) and Abbott Laboratories (NYSE: ABT) and was a management consultant at McKinsey and Company. Dr. Fiore has served as a member of the Business Advisory Board for The Advanced Group of Companies since 2017. Dr. Fiore completed his Internal Medicine internship and residency at Harvard Medical School and received his MD degree from New York Medical College.
Dr. Fiore’s qualifications to serve on our Board include his extensive background in the healthcare and pharmaceutical industries, and his medical education and training.
William Wexler has served on our Board of Directors since June 2022. Prior to joining our Board of Directors, Mr. Wexler worked on over 150 individual projects, serving in various capacities including as Chairman, Chief Executive Officer, Chief Restructuring Officer and other designated roles of senior responsibility. Mr. Wexler has served as the Managing Member of WEXLER Consulting LLC, a management consulting firm, since 2012. From 2012 to 2019, he served in various roles, including as Chairman of the Board, interim Chief Executive Officer, Chief Executive Officer and sole director and stockholder representative of Upstate New York Power Products, Inc., a holding company that owned and operated power plants throughout upstate New York. From 2012 to 2013, Mr. Wexler served as Chief Restructuring Officer of VMR Electronics, LLC, a manufacturer of cable assembly products for the electronics interconnect industry. Prior to that, he served as a Managing Director and national finance practice lead at BBK, Ltd., a turn-around advisory firm, from 2006 to 2011. Mr. Wexler served as group Managing Director of corporate restructuring at Huron Consulting Group, LLC from 2002 to 2005. Previously, he was a Managing Director at Berenson Minella & Co., a boutique investment-banking firm, from 2000 to 2002. Between 1986 and 2000 he served as a Senior Director at BNP Paribas, where he established and led Paribas Properties, Inc., a real estate investment arm of the bank, and also where he was a lead officer of the then newly created U.S. asset workout group. Mr. Wexler started his professional career in 1981 in commercial lease brokerage, asset management and investment sales at Jones Lang Wootton (now Jones Lang LaSalle) where he worked until 1986. He earned a B.A. in Political Science from Johns Hopkins University.
Mr. Wexler’s qualifications to serve on our Board include his experience in investment and senior management roles, as well as his business training and education.
Nicholas J. Singer has served on our Board of Directors since June 2022. Mr. Singer has over 20 years of experience in finance and investments and is the Founder and Managing Partner of Purchase Capital. He is also the Founder & Executive Chairman of United Parks, Chairman of IntegriCo Composites, the Chairman of OWYN (Only What You Need), a Board Member of Eterna Therapeutics Inc., a Board Member of the National Medal of Honor Museum Foundation, a Trustee of the Perez Art Museum Miami, and a member of the James Madison Council at the Library of Congress. From 2007 to 2013, Mr. Singer was the Co-Founder & Co-Managing Member of Standard General, an SEC registered investment advisor which managed over $1 billion of assets during his tenure. Prior to that, he was a Founding Partner of Cyrus Capital Partners, a Principal at Och-Ziff Capital Management, and an Analyst in High Yield Trading and in the Principal Investment Area at Goldman Sachs & Co. He graduated summa cum laude with a B.S. in Economics from the Wharton School and a B.A.S. in Electrical Engineering from the School of Engineering and Applied Science at the University of Pennsylvania.

Mr. Singer’s qualifications to serve on our Board include his extensive management, investment and financial experience, his business training and education, and his background serving on boards.
Family Relationships
There are no family relationships between any of our officers or directors.
Involvement in Certain Legal Proceedings
Our directors and executive officers are not parties to any material legal proceedings other than as set forth in Part II, Item 3 of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 20, 2023.

CORPORATE GOVERNANCE
Overall Role of the Board
Our common stock is listed on the Nasdaq Capital Market under the symbol “ERNA.” Pursuant to our Bylaws and the Delaware General Corporation Law, our business and affairs are managed under the direction of our Board. Directors are kept informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
The Board has adopted Corporate Governance Guidelines that contain general principles regarding the responsibilities and function of our Board and Board Committees, a copy of which is available at: www.eternatx.com under Investor Relations—Governance. Information contained on, or accessible through, our website does not form a part of this Proxy Statement and is not incorporated by reference.
Board Leadership Structure
The Board believes it is appropriate to separate the roles of the Chairman of the Board and the Chief Executive Officer. The Chairman of the Board is charged with acting as a liaison between the Board and our management team, including oversight of management’s implementation of the Board’s strategies and directives. The Chief Executive Officer is responsible for providing general supervision of the affairs of the Company and general control of all of our business subject to the ultimate authority of the Board.
Mr. Cherington has served as the Chairman of the Board of Directors since March 2021, and Dr. Angel has served as the Chief Executive Officer since January 2023 and as Interim Chief Executive Officer from May 2022 until assuming the office of Chief Executive Officer on January 1, 2023.
The Board believes it is appropriate at this time in our growth for Mr. Cherington to serve as Chairman because his strong management experience, knowledge of our industry, and innovative leadership skills support management’s execution of our strategy and focus our directors’ attention on the most critical matters affecting our business.
Risk Oversight. One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our company’s corporate governance policies and systems.
Diversity and Inclusion. Although we do not have a formal diversity policy, the Nominating and Corporate Governance Committee, in accordance with its policies and procedures for director candidates, seeks to identify candidates who will enhance the Board’s overall diversity.

Board Diversity Matrix as of April 26, 2023 and August 3, 2022
Total number of directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		5	—	—
Part II: Demographic Background
African-American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White		4	—	—
Two or more races or ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not disclose demographic background	—	1	—	—
Corporate Governance Guidelines. Our Board strongly supports effective corporate governance and has developed and followed a program of strong corporate governance. Our Nominating and Corporate Governance Committee is responsible for overseeing our governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters. Our guidelines are published on our website at www.eternatx.com and are available in print to any stockholder who requests them from our Secretary.
Director Independence. Our Board undertook a review of the independence of each director. Based on information provided by each director concerning his background, employment, and affiliations, our Board has determined that the Board meets independence standards under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. The Board of Directors has affirmatively determined that the following Directors are “independent” as defined in the listing standards of Nasdaq: Charles Cherington; Nicholas J. Singer; and William Wexler. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Code of Ethics. Our Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Conduct and Ethics is available on our website at www.eternatx.com under Investor Relations—Governance and is available in print to any stockholder who requests a copy from our Secretary. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in our public filings. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.
Board and Committee Meetings; Meeting Attendance. The Board and its Committees meet regularly during the year, and they hold special meetings and act by unanimous written consent as circumstances require. Independent directors meet at regularly scheduled executive sessions without management present. Our Board held 28 meetings in calendar year 2022. Each director attended at least 75 percent of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which he or she served.
Although we do not have a formal policy with respect to the attendance of directors at our annual stockholder meetings, we encourage all of our directors to attend our annual stockholder meetings.
Board Committees. Our Board has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

The table below provides current committee membership information:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William Wexler	Chair	X	X
Nicholas J. Singer	X	Chair	X
Charles Cherington	X	X	Chair
Committee Meetings. During 2022, our Audit Committee held 11 meetings and took action by written consent two times; our Compensation Committee held six meetings and took action by written consent eight times; and our Nominating and Corporate Governance Committee held one.
Audit Committee. We have a standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is responsible for, among other things:
•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related person transactions; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Our Audit Committee consists of William Wexler (Chair), Charles Cherington and Nicholas J. Singer, all of whom meet the requirements for independence of Audit Committee members under applicable Nasdaq and SEC rules, including Rule 10A-3 promulgated under the Exchange Act. All of the members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, Mr. Singer qualifies as our “Audit Committee financial expert,” as such term is defined in Item 407 of Regulation S-K.
Our Board has adopted a written charter for the Audit Committee, which is available on our website at: www.eternatx.com under Investor Relations—Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.
Compensation Committee. Our Compensation Committee is responsible for, among other things:
•	reviewing and approving the corporate goals and objectives, evaluating the performance and reviewing and approving the compensation of our executive officers;
•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;
•	reviewing and approving all employment agreement and severance arrangements for our executive officers;
•	making recommendations to our Board of Directors regarding the compensation of our directors; and
•	retaining and overseeing any compensation consultants.

Our Compensation Committee consists of Nicholas J. Singer, Charles Cherington and William Wexler, with Mr. Singer serving as the chair. Each member of our Compensation Committee is independent, as defined under the Nasdaq listing rules, including Nasdaq’s additional independence standards for Compensation Committee members. Each member of our Compensation Committee is a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act).
The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. In carrying out its responsibilities, the Compensation Committee shall be entitled to rely upon the advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Compensation Committee may consult.
Our Board has adopted a written charter for the Compensation Committee, which is available on our website at: www.eternatx.com under Investor Relations—Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;
•	overseeing succession planning for our executive officers;
•	periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;
•	overseeing periodic evaluations of the effectiveness of our Board of Directors and its committees; and
•	developing and recommending to our Board of Directors a set of corporate governance guidelines.
Our Nominating and Corporate Governance Committee consists of Charles Cherington, Nicholas J. Singer and William Wexler, with Mr. Cherington serving as the chair. Each member of our Nominating and Corporate Governance Committee is independent as defined under the Nasdaq listing rules.
Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at: www.eternatx.com under Governance. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement.
Director Nominations. The Nominating and Corporate Governance Committee may solicit recommendations for the Board from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate, including stockholders. The Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. In identifying and evaluating proposed director candidates, the Nominating and Corporate Governance Committee considers, in addition to the minimum qualifications and other criteria for Board membership, all facts and circumstances that it deems appropriate or advisable, including, among other things:
•	The skills of the proposed director candidate.
•	His or her depth and breadth of business experience.
•
Whether the nominee would help achieve a mix that represents a diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation or other background characteristics.

•	His or her independence.
•	The needs of the Board.
The Nominating and Corporate Governance Committee will consider candidates recommended by the Company’s stockholders holding at least three (3%) of the Company’s common stock continuously for at least twenty four (24) months prior to the date of the submission of the recommendation in the same manner as candidates recommended from other sources.

Although we have not adopted a formal policy regarding the consideration of Board candidates recommended by our stockholders, the Board believes that the procedures set forth in our Bylaws are currently sufficient and that the establishment of a formal policy is not necessary. Without limiting the requirements contained in our Bylaws, the recommendation must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of capital stock of the Company that are owned beneficially or of record by the person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Company’s books, (B) the class and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made and (C) any material interest of the stockholder in such nomination. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
While we do not have a formal diversity policy with respect to Board composition, the Board believes it is important for the Board to have diversity of knowledge base, professional experience and skills, and the Corporate Governance and Nominating Committee takes these qualities into account when considering director nominees for recommendation to the Board. We believe diversity of perspectives and experience enhances our effectiveness. Given our commitment to diversity and related considerations in our appointment, hiring, and promotion practices, we have not adopted a formal diversity policy or specific diversity targets for determining Board membership or executive appointments. However, the Board remains committed to monitoring best practices and corporate governance developments in this area.
Director Election - Plurality Vote. Director nominees are elected by our stockholders based on a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes cast will be elected.
Management Succession. As reflected in our Nominating and Corporate Governance Committee Charter, one of the Board’s primary responsibilities includes planning for CEO succession and monitoring and advising on management’s succession planning for other key officers of the Company, with the goal of establishing an effective succession plan. Our Nominating and Corporate Governance Committee and the Board have not yet established a formal succession plan for our CEO, but the Board routinely discusses management succession during the course of its meetings, including during sessions held by the Company’s non-management directors and our Nominating and Corporate Governance Committee has identified individuals who would be able to undertake the CEO’s duties on an interim basis if necessary.
Communications with the Company and the Board. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to Eterna Therapeutics Inc., Attention: Secretary, 1035 Cambridge Street, Suite 18A, Cambridge, Massachusetts 02141, or by e-mail to Sandra.Gurrola@eternatx.com. Interested parties may also communicate with our Board by calling (212) 582-1199 in the United States. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).
Corporate Governance Documents. Our website is at www.eternatx.com. Please visit our website under the section captioned “Governance” for the following:
•	Committee Charters (Audit, Nominating and Corporate Governance and Compensation),
•	Corporate Governance Guidelines and
•	Code of Business Conduct and Ethics.
These materials may also be requested in print by writing to our Secretary at Eterna Therapeutics Inc., Attention: Secretary, 1035 Cambridge Street, Suite 18A, Cambridge, Massachusetts 02141, or by e-mail to Sandra.Gurrola@eternatx.com.

Certain Relationships and Related Party Transactions
Except as set forth below, since January 1, 2022, there has not been nor are there currently proposed any transactions or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years and in which any director, executive officer, holder of more than 5% of the common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
Transactions with Factor
As previously reported, we paid consideration totaling approximately $124.0 million in respect of our acquisition of Novellus, Inc., which we refer to as the “Novellus Acquisition,” consisting of (a) $22.8 million in cash and (b) approximately 351,000 shares of our common stock, which under the terms of the agreement and plan of acquisition, dated as of July 16, 2021, by and between us, Novellus and the other parties thereto (the “Novellus Acquisition Agreement”), were valued at a total of $102.0 million, based on a price of 290.51 per share of our common stock. In connection with the Novellus Acquisition, (i) Factor Bioscience, of which Dr. Angel beneficially owns approximately 64% of its outstanding equity, received approximately $1.7 million in cash consideration from us and approximately 129,000 shares of common stock, and (ii) Dr. Angel received approximately $2.0 million in cash consideration from us and approximately 31,000 shares of common stock. In addition, Dr. Angel also received approximately 14,000 shares of common stock, which we had placed in escrow for a period that ended on July 16, 2022 to secure indemnification obligations to us under the Novellus Acquisition Agreement. As part of the Novellus Acquisition, we also acquired 25.0% of the total outstanding equity interests of NoveCite, Inc. (“NoveCite”), a corporation focused on developing an allogeneic mesenchymal stem cell product for patients with acute respiratory distress syndrome. In October 2020, Novellus Limited (as sublicensor) and NoveCite (as sublicensee) entered into an exclusive license agreement (the “NoveCite Agreement”) to license a novel cellular therapy for acute respiratory indications, which Novellus Limited was licensing from Factor Limited under the Novellus-Factor License Agreement.
In November 2020, Novellus Limited, our wholly owned subsidiary following the Novellus Acquisition, and Factor Bioscience Limited, a subsidiary of Factor Bioscience (“Factor Limited”), entered into the Third Amended and Restated Exclusive License Agreement (the “Novellus-Factor License Agreement”), pursuant to which Factor Limited granted to Novellus Limited an exclusive license under certain patents owned by Factor Limited for the development of certain stem cell-based cellular therapies for treating diseases and conditions in humans and animals.
In December 2020, Eterna LLC, our wholly owned subsidiary, entered into option agreements (the “Novellus-Factor Option Agreements”) with Novellus Limited. and Factor Limited (together, the “Licensors”) to obtain the right to exclusively license the Licensors’ intellectual property and mRNA cell reprogramming and gene editing technology for use in the development of certain cell-based therapies to be evaluated and developed for treating human diseases, including certain types of cancer, sickle cell disease, and beta thalassemia (the “Licensed Technology”).
In April 2021, Eterna LLC and the Licensors entered into an exclusive license agreement (the “Original Factor License Agreement”) pursuant to which Eterna LLC acquired an exclusive worldwide license to the Licensed Technology for use in the development of certain mRNA, gene-editing, and cellular therapies to be evaluated and developed for treating human diseases, including certain types of cancer, sickle cell disease, and beta thalassemia.
As a result of the July 2021 Novellus Acquisition, the rights and obligations of Novellus Limited under the Novellus-Factor License Agreement pertaining to any and all licensed products from Factor Limited inured to Eterna. Our agreement with Factor Limited under the Original Factor License Agreement remained unchanged after the completion of the Novellus Acquisition.
In November 2022, following the expiration of one of the delineated milestone deadlines for certain regulatory filings required under the Novellus-Factor License Agreement expired, which permitted Factor Limited to terminate the license granted to Novellus Limited thereunder, we entered into the first amendment to the Original Factor License Agreement (the “Amended Factor License Agreement”), pursuant to which, among other things, Factor Limited granted to Eterna LLC an exclusive, sublicensable license under certain patents owned by Factor Limited (the “Factor Patents”) for the purpose of identifying and pursuing certain opportunities to grant to third parties sublicenses to the Factor Patents. The Amended Factor License Agreement also (i) terminated the Novellus-Factor License Agreement, (ii) confirmed Factor Limited’s grant to Eterna LLC of the rights and licenses Novellus Limited previously granted to Eterna LLC under the Novellus-Factor License Agreement on the same terms and conditions as granted by Novellus Limited to Eterna LLC under such agreement, (iii) confirmed that the sublicense granted by Novellus Limited in accordance with the Novellus-Factor License Agreement to NoveCite (as discussed below), survived termination of the Novellus-Factor License Agreement; and (iv) removed Novellus Limited from the Amended Factor License Agreement and the NoveCite Agreement and replaced Novellus Limited with Factor Limited as the direct licensor to Eterna LLC and NoveCite under such agreements, respectively.
On February 20, 2023, we and Factor Limited entered into an exclusive license agreement (the “Exclusive Factor License Agreement”), which terminated and replaced in its entirety the Amended Factor License Agreement. Subject to certain exclusive licenses or other rights granted by Factor Limited to certain third parties as of the effective date of the Amended Factor License Agreement, Factor granted us the exclusive, sublicensable license under the Factor Patents.
The term of the Exclusive Factor License Agreement expires on November 22, 2027 (the “Expiration Date”) but will be automatically extended for an additional two and a half years (such period, the “Renewal Term”) if we receive at least $100 million in fees from sublicenses to the Factor Patents (“Sublicense Fees”) granted by it pursuant to the Exclusive Factor License Agreement. Pursuant to the Exclusive Factor License Agreement, we will pay to Factor 20% of any Sublicense Fee received by us before the Expiration Date and 30% of any Sublicense Fees received by us during the Renewal Term. We may terminate the Exclusive Factor License Agreement upon 120 days’ written notice to Factor, and both parties otherwise have additional customary termination rights, including in connection with certain uncured material breaches of the Exclusive Factor License Agreement and specified bankruptcy events. Under the Exclusive Factor License Agreement, we are obligated to pay the expenses incurred by Factor Limited in preparing, filing, prosecuting and maintaining the Factor Patents and agreed to bear all costs and expenses associated with enforcing and defending the Factor Patents in any action or proceeding arising from pursuit of sublicensing opportunities under the license granted under the Exclusive Factor License Agreement.
Pursuant to the MSA we entered into with Factor Bioscience and the related Work Order No. 1 (the “WO1”), Factor Bioscience is providing us with certain mRNA cell engineering research support services, including (i) access to Factor Bioscience’s research laboratory facilities located in Cambridge, Massachusetts, (ii) access to Factor Bioscience’s scientific equipment, (iii) training of our research staff in mRNA, iPSC, and gene editing technology, (iv) copies of protocols, formulations, and sequences useful for the development of mRNA cell engineering products and (v) in vitro transcription templates, mRNA constructs, and iPS cells useful for the development of mRNA cell engineering products. In consideration for entry into the MSA, we agreed to pay Factor Bioscience an initial fee of $5.0 million, payable in twelve equal monthly installments of approximately $0.4 million, and, following the initial 12-month period, a monthly fee of $0.4 million until such time as the WO1 is terminated. We may terminate the work under the WO1 on or after the second anniversary of the date of the MSA, subject to providing Factor Bioscience with 120 days’ prior notice. Factor Bioscience may terminate such work order only on and after the fourth anniversary of the date of the MSA, subject to providing us with 120 days’ prior notice.
Exacis Option Agreement
On October 8, 2022, we entered into the Exacis Option Agreement with Exacis, pursuant to which Exacis granted us the option to negotiate and enter into an exclusive worldwide license to certain of the technology licensed by Exacis for the treatment of cancer in humans. The Exacis Option Agreement provided for us paying Exacis a fee of $250,000 for the option, which would be creditable against the fees or purchase price payable under any such license if entered into by us in accordance with Exacis Option Agreement. We did not exercise the option, and the Exacis Option Agreement terminated on December 31, 2022.
On November 23, 2022, we entered into a securities purchase agreement with certain investors (the “Q4-22 PIPE Investors”), providing for the private placement (the “Q4-22 PIPE Transaction”) to the Q4-22 Investors of approximately 2,185,000 units, each unit consisting of (i) one share of common stock and (ii) two warrants, each exercisable to purchase one share of common stock at an exercise price of $3.28 per share (the “Q4-22 Warrants”), at a purchase price of $3.53 per unit (inclusive of $0.125 per Q4-22 Warrant), for net proceeds of approximately $7.4 million. The Company received aggregate gross proceeds of approximately $7.7 million, and the Q4-22 PIPE Transaction closed on December 2, 2022. Each Q4-22 Warrant becomes exercisable six months following the date of closing, expires five-and-one-half years following such date, and is subject to customary adjustments.
Mr. Charles Cherington, Chairman of the Company’s Board of Directors, and Mr. Nicholas Singer, a director of the Company, participated in the Q4-22 PIPE Transaction on the same terms and subject to the same conditions as all other Q4-22 PIPE Investors.

Exacis Asset Acquisition
On April 26, 2023 (the “Exacis Closing Date”), we entered into an asset purchase agreement (the “Exacis Purchase Agreement”) with Exacis, the Exacis stockholders party thereto (the “Exacis Stockholders”) and, with respect to specified provisions therein, Factor Limited. Pursuant to the Exacis Purchase Agreement, we acquired from Exacis substantially all of Exacis’ intellectual property assets (the “Exacis Purchased Assets”), including all of Exacis right, title and interest in and to an exclusive license agreement by and between Exacis and Factor Limited (the “Exacis Purchased License”). We assumed none of Exacis’ liabilities, other than liabilities under the Purchased License that accrue subsequent to the Exacis Closing Date.
In consideration for the Exacis Purchased Assets, on the Exacis Closing Date, we issued to Exacis an aggregate of 69,343 shares of our common stock, which shares are subject to a 12-month lockup, pursuant to which Exacis may not sell or otherwise transfer such shares. We additionally agreed to make the following contingent payments: (i) if, at any time during the three-year period commencing on the Exacis Closing Date and ending on the three-year anniversary of the Exacis Closing Date, our market capitalization equals or exceeds $100.0 million for at least ten consecutive trading days, then we will issue to Exacis a number of shares of common stock equal to (x) $2.0 million divided by (y) the quotient of $100.00 million divided by the number of our then issued and outstanding shares of common stock; (ii) if, at any time during the three-year period commencing on the Exacis Closing Date and ending on the three-year anniversary of the Exacis Closing Date, our market capitalization equals or exceeds $200.0 million for at least ten consecutive trading days, then we will issue to Exacis a number of additional shares of common stock equal to (x) $2.0 million divided by (y) the quotient of $200.00 million divided by the number of the our then issued and outstanding shares of common stock; and (iii) during the five-year period commencing on the Exacis Closing Date and ending on the five-year anniversary of the Exacis Closing Date (the “Five-Year Period”), we will pay or deliver to Exacis 20% of all cash or other consideration (collectively, “Exacis License Consideration”) actually received by us during the Five-Year Period from (i) third-party licensees or sublicensees of the intellectual property rights acquired by us from Exacis pursuant to the Exacis Purchase Agreement, or (ii) subject to certain exceptions, the sale of such intellectual property rights; provided, that the Exacis License Consideration shall not in any event exceed $45.0 million.
The Exacis Purchase Agreement contains customary representations and warranties of the parties thereto, and Exacis and the Exacis Stockholders have agreed to five-year non-competition and non-solicitation covenants in favor of us.
The 69,343 shares of our common stock we issued to Exacis on the Exacis Closing Date pursuant to the Exacis Purchase Agreement represented approximately $208,000, based on the closing price of our common stock on such date. Dr. Matthew Angel, our President and Chief Executive Officer, is the co-founder, President, CEO, and a director of Factor Bioscience, which is an affiliate of Factor and Factor Bioscience LLC, the latter of which is the majority stockholder of Exacis. Dr. Gregory Fiore, one of our directors, is the Chief Executive Officer and a 10% stockholder of Exacis.
Related Party Transaction Policy
Our Audit Committee is responsible for the review, approval, or ratification of any potential conflict of interest transaction involving any of our directors or executive officers, director nominees, any person known by us to be the beneficial owner of more than 5% of our outstanding capital stock, or any family member of or related party to such persons, including any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC.
In reviewing any such proposed transaction, our Audit Committee is tasked with considering all relevant facts and circumstances, including the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person.
Under our policy, employees are required to report any material transaction or relationship that could result in a conflict of interest to our compliance officer.
All transactions disclosed above were approved by our Audit Committee in accordance with our related party transaction policy.

STOCK OWNERSHIP
The following table sets forth information known to us regarding beneficial ownership of common stock as of April 26, 2023 by:
•	each person known by us to be the beneficial owner of more than 5% of outstanding common stock;
•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of April 26, 2023, assuming that the liquidity event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.
The beneficial ownership of our common stock is based on 5,270,072 shares of our common stock outstanding as of April 26, 2023.
Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.
Unless otherwise noted, the business address of each of these shareholders is c/o Eterna Therapeutics, Inc., 1035 Cambridge Street, Suite 18A, Cambridge, MA 02141.
Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned	Series A Convertible Preferred Stock Beneficially Owned	Percentage of Series A Convertible Preferred Stock Beneficially Owned	Percentage of Total Voting Power
Greater than 5% Stockholders:
Charles Cherington(1)	1,098,105	18.89%	71,306	45.7%	18.9%
George Denny(2)	561,187	10.44%	71,306	45.7%	10.44%
John Halpern(3)	534,683	9.99%	—	—	9.99%
Nicholas J. Singer(4)	829,244	14.52%	—	—	14.52%
Freebird Partners(5)	554,583	9.99%	—	—	9.99%
Factor Bioscience Inc.(6)	129,033	2.45%	—	—	2.45%
Named Executive Officers and Directors:
Charles Cherington(1)	1,098,105	18.89%	71,306	45.7%	18.89%
Nicholas J. Singer(4)	829,244	14.52%	—	—	14.52%
Matthew Angel(7)	318,661	5.89%	—	—	5.89%
William Wexler(8)	10,769	*	—	—	*
Gregory Fiore(8)	8,632	*	—	—	*
Andrew Jackson(9)	8,309	*	—	—	*
Howard Federoff(8)	97,214	1.81%	—	—	1.81%
Roger Sidhu	1,008	*	―	―	*
Kevin D’Amour	574	*	—	—	*
All current directors and executive officers as a group (7 persons)(10)	2,277,192	35.43%	71,306	45.7%	35.43%
*	Less than 1%
(1)
Includes 15,085 shares of common stock subject to issuance upon exercise of options, 523,512 shares of common stock subject to issuance upon exercise of warrants and 3,043 shares of common stock issuable upon conversion of Series A convertible preferred stock.

(2)
Includes 100,906 shares of common stock subject to issuance upon exercise of warrants and 3,043 shares of common stock issuable upon conversion of Series A convertible preferred stock. Denny Family Partners II, LLC owns 50,453 shares of common stock and the George Denny III Trust dated 6/11/1981 owns 406,785 shares of common stock. Mr. Denny disclaims beneficial ownership of the shares held by Denny Family Partners II, LLC except to the extent of his pecuniary interest therein. Mr. Denny’s address is. Mr. Denny has sole voting and dispositive power over 204 shares and has shared voting and dispositive power over 460,209 shares.

(3)
Includes 82,400 shares of common stock subject to issuance upon exercise of warrants. Shares held by the John D. Halpern Revocable Trust, of which, Mr. Halpern and Katherine H. Halpern are trustees. Mr. Halpern and Ms. Halpern share voting and dispositive powers. Mr. Halpern’s address is PO Box 540 Portsmouth, New Hampshire 03802.

(4)
Includes (i) 121,882 shares of common stock held by Purchase Capital LLC and (ii) 266,214 shares of common stock held by Pacific Premier Trust as Custodian for the benefit of Mr. Singer. Mr. Singer has sole voting and investment power over all 398,349 shares. Also includes 430,644 shares of common stock subject to issuance upon exercise of warrants and 10,544 shares of common stock subject to issuance upon exercise of options.

(5)
Includes 282,000 shares of common stock subject to issuance upon exercise of warrants. Freebird Investments LLC serves as the general partner of Freebird Partners. Curtis W. Huff is the sole member of Freebird Investments and has shared voting and dispositive powers with Freebird Investments. Freebird Partners’ address is 2800 Post Oak Blvd., Suite 2000, Houston, TX 77056

(6)
Factor Bioscience owns 129,033 shares of common stock, over which Messrs. Angel and Rohde have shared voting and investment power. Mr. Angel also has sole voting and investment power over 45,449 shares, and Mr. Rohde has sole voting and investment power over 67,885 shares. Factor Biosciences, Inc. and Messers. Angel and Rohde have entered into lock-up agreements with respect to 168,884 shares of common stock listed above. Each lock-up agreement extends for a period of three years, provided that up to 75% of the shares of common stock subject to the lock-up agreement may be released from the lock-up restrictions earlier if the price of common stock on The Nasdaq Capital Market stock exchange exceeds specified thresholds. The lock-up agreements include customary exceptions for transfers during the applicable lock-up period. Factor Bioscience, Inc.’s address is 1035 Cambridge Street, Suite 17B, Cambridge, MA 02141.

(7)
Includes 129,033 shares of common stock owned by Factor Biosciences, of which Dr. Angel owns approximately 64% of the outstanding equity, and 140,978 shares of common stock subject to issuance upon exercise of options.

(8)	Represents shares of common stock subject to issuance upon exercise of options.
(9)	Represents shares of common stock subject to issuance upon exercise of options Mr. Jackson resigned as our Chief Financial Officer effective May 4, 2023.
(10)
Includes 954,156 shares of common stock subject to issuance upon exercise of warrants, 199,903 shares of common stock issuable upon exercise of options, 438 shares of common stock issuable upon the vesting of restricted stock units and 3,043 shares of common stock issuable upon conversion of Series A convertible preferred stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership of, and transactions in, our equity securities. To our knowledge, based solely on a review of copies of such reports that we received, our records and written representations received from our directors, executive officers and certain of those persons who own greater than 10% of any class of our equity securities, for the year ended December 31, 2022, all applicable Section 16(a) filing requirements were complied with on a timely basis.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table contains information as of December 31, 2022 with respect to compensation plans under which any of our equity securities are authorized for issuance.
	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	258,092	$16.72	165,694
Equity compensation plans not approved by security holders(1)	105,072	$160.83	56,774
Total	363,164	$57.18	222,468
(1)
Our 2021 Inducement Stock Incentive Plan (the “2021 Inducement Plan”) was not approved by our stockholders. For additional information on the 2021 Inducement Plan, see “Executive Compensation—Narrative to Summary Compensation Table—Equity-Based Compensation Programs—2021 Plan” below.

EXECUTIVE COMPENSATION
Introduction
When determining executive officer compensation, and the various components that comprise it, our Compensation Committee evaluates and considers publicly available executive officer compensation survey data to present a competitive compensation package to attract and retain top talent, including an appropriate level of salary, performance-based bonus and equity incentives. Typically, the Compensation Committee evaluates between three and five different sources of compensation data to provide relevant market benchmark data for a given executive role. Additionally, the Compensation Committee is authorized to engage outside advisors and experts to assist and advise the Compensation Committee on matters relating to executive compensation. The Compensation Committee currently retains the services of Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), an independent compensation consultant. Our Chief Executive Officer presents compensation recommendations to the Compensation Committee with respect to the executive officers other than himself. The Compensation Committee considers such recommendations, in conjunction with input from the Compensation Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. The full board of directors participates in evaluating the performance of our executive officers, except that neither our former CEO, Howard J. Federoff, or our current CEO, Dr. Matthew Angel, participated when the Board evaluated their respective performance, and neither was present during voting or deliberations regarding their respective performance or compensation matters.
Named Executive Officers
Under applicable SEC rules and regulations, all individuals who served as our principal executive officer during 2022, our two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at December 31, 2022, and up to two additional individuals who would have been one of our top two most highly compensated executive officer had they been serving as an executive officer at the end of 2022 are referred to as our “named executive officers” and identified in the table below:
Name	Title
Matthew Angel	Chief Executive Officer
Howard J. Federoff	Former Chief Executive Officer
Andrew Jackson(1)	Chief Financial Officer
Roger Sidhu(2)	Chief Medical Officer
Kevin D’Amour	Former Chief Scientific Officer
(1)	Mr. Jackson resigned as our Chief Financial Officer effective May 4, 2023.
(2)	Dr. Sidhu resigned as our Chief Medical Officer effective January 31, 2023.

Summary Compensation Table
The following table sets out the compensation for our Named Executive Officers for the years ended December 31, 2022 and December 31, 2021:
Name and Principal Position	Fiscal Year	Salary (US$)	Bonus (US$)	Stock-Based Awards (US$)(1)	Option-Based Awards (US$)(1)	Non-Equity Incentive Plan Compensation (US$)(2)	Nonqualified deferred compensation earnings (US$)	All Other Compensation (US$)	Total Compensation (US$)
Matthew Angel, Chief Executive Officer and President(3)	2022	$—	$210,959(4)	$—	$910,453	$—	$—	$29,842(5)	$1,151,254
Howard J. Federoff, Former Chief Executive Officer and President(6)	2022	$182,811	$—	$798,557	$599,422	$225,000	$—	$424,231(7)	$2,230,021
	2021	$318,750	$—	$—	$23,612,647	$159,375	$—	$—	$24,090,772
Andrew Jackson, Former Chief Financial Officer(8)	2022	$243,679	$—	$—	$305,466	$—	$—	$—	$549,145
Roger Sidhu, Former Chief Medical Officer(9)	2022	$447,200	$—	$274,369	$205,903	$—	$—	$—	$927,472
	2021	$127,045	$—	$803,274	$1,486,131	$48,277	$—	$—	$2,464,727
Kevin D’Amour, Former Chief Scientific Officer(10)	2022	$259,375	$—	$267,112	$200,542	$—	$—	$175,289(11)	$902,318
	2021	$212,216	$—	$1,500,592	$2,773,903	$84,886	$—	$—	$4,571,597
(1)
The amounts reported in this column represents the aggregate grant date fair value of stock options granted during the applicable year. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 14, Stock-Based Compensation, in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 20, 2023.

(2)	Represents discretionary bonuses earned by the applicable named executive officer for 2021, as determined by the Compensation Committee.
(3)
Dr. Angel was appointed our Interim Chief Executive Officer and President on May 26, 2022 and a member of the Board effective June 6, 2022. Dr. Angel was appointed our Chief Executive Officer and President on January 1, 2023.

(4)
A cash signing bonus, which represents the salary Dr. Angel would have earned for the period during which he served as interim Chief Executive Officer and President, had Dr. Angel’s appointment as Chief Executive Officer and President been in effect beginning May 26, 2022.

(5)	Represents a reimbursement of legal fees Dr. Angel incurred in connection with entering into his employment offer letter.
(6)	Dr. Federoff resigned as the Company’s Chief Executive Officer and as a member of the Board effective on May 26, 2022.
(7)
Includes $384,237 of severance payments, payment of $36,780 for final accrued paid time off, $2,965 for reimbursed legal fees Dr. Federoff incurred in connection with entering into his separation agreement and $250 for cell phone reimbursement.

(8)	Mr. Jackson was appointed Chief Financial Officer effective May 31, 2022 and resigned as our Chief Financial Officer effective May 4, 2023.
(9)	Dr. Sidhu resigned as Chief Medical Officer effective January 31, 2023.
(10)	Dr. D’Amour resigned as Chief Scientific Officer on August 26, 2022.
(11)
Includes $145,609 of severance payments, payment of $24,305 for final accrued paid time off, $5,000 for reimbursed legal fees Dr. D’Amour incurred in connection with entering into his separation agreement and $375 for cell phone reimbursement.

Narrative to Summary Compensation Table
The following is a discussion of each component of our executive compensation program for 2022.
Base Salary
Each of our named executive officers receives a base salary. The base salary is the fixed cash compensation component of our executive compensation program and it recognizes individual performance, time in role, scope of responsibility, leadership skills and experience. The base salary compensates an executive for performing his or her job responsibilities on a day-to-day basis. Generally, base salaries are reviewed annually company-wide and adjusted (upward or downward) when appropriate based upon individual performance, expanded duties, changes in the competitive marketplace and, with respect to upward adjustments, if we are, financially and otherwise, able to pay it.
We try to offer competitive base salaries to help attract and retain executive talent.

Annual Bonus and Incentive Compensation and Benefits
In addition to base salaries, our Compensation Committee has the authority to award discretionary annual bonuses to our named executive officers based on corporate and individual performance. Incentives, as a percent of salary, increase with executive rank so that, as rank increases, a greater portion of total annual cash compensation is based on annual corporate and individual performance.
Annual incentives are awarded based on quantitative performance standards and reward performance of each named executive officer individually. The determination of a named executive officer’s performance may vary from year to year depending on economic conditions and conditions in the industry in which we operate and may be based on measures such as revenue, achievement of certain research and development milestones, completion of a strategic transaction, and other metrics the directors and management believe to provide proper incentives for achieving long-term shareholder value for Eterna. The Board retains full discretion over performance evaluation and the amount of any bonuses to be paid to a named executive officer.
Equity-Based Compensation Programs
Restated 2020 Stock Incentive Plan
At our 2021 annual meeting of stockholders, our stockholders approved a restatement of the Eterna Therapeutics Inc. Restated 2020 Stock Incentive Plan (the “Restated Plan”). The general purpose of the Restated Plan is to provide a means whereby eligible employees, officers, employee and non-employee directors, consultants and prospective employees may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of stockholders. The Board believes that the granting of stock options, restricted stock, restricted stock units, performance awards, unrestricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in our welfare by those who are primarily responsible for shaping and carrying out our long-range plans and securing growth and financial success. In general, the Restated Plan is administered by the Compensation Committee. The Compensation Committee determines the persons to whom awards issuable under the Restated Plan may be granted. The Compensation Committee may also establish rules and regulations for the administration of the Restated Plan and amendments or modifications of outstanding awards. The Compensation Committee also delegates authority to certain executive officers grant awards and execute award agreements, subject to applicable law and the Restated Plan. Each award is set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award. A brief description of the material terms of the Restated Plan and the equity awards thereunder follows.
Eligibility
Persons eligible to receive awards under the Restated Plan consist of our employees, officers, directors, consultants, independent contractors who, in the opinion of the Compensation Committee, are in a position to contribute to our success, or any other person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider, any entity whose financials statements are required to be consolidated with our company, and any other entity that the Compensation Committee determines to be an affiliate of our company. As of April 26, 2023, we had nine full-time employees, including three executive officers.
Shares Subject to the Restated Plan
The aggregate number of shares of common stock initially available for issuance in connection with awards granted under the Restated Plan is equal to the sum of (a) approximately 424,000 shares and (b) an annual increase on January 1 of each year from 2022 through 2031 equal to the lesser of (i) 5% of the number of shares of common stock outstanding on the immediately preceding December 31 and (ii) such smaller number of shares of common stock as may be determined by the Board.
Incentive stock options, or ISOs, that are intended to meet the requirements of Section 422 of the Code may be granted under the Restated Plan with respect to all of the shares of common stock authorized for issuance under the Restated Plan.
If any option or stock appreciation right, or SAR, granted under the Restated Plan is terminated without having been exercised in full or if any award is forfeited, the number of shares of common stock as to which such option, SAR or award was terminated or forfeited will be available for future grants under the Restated Plan. Awards settled in cash will not count against the number of shares available for issuance under the Restated Plan; however, if any award is cancelled forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award, such shares will not be available for future awards under the Restated Plan.
The number of shares authorized for issuance under the Restated Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions effected after the effective time of the Restated Plan.
Terms and Conditions of Options
Options granted under the Restated Plan may be either ISOs or “nonstatutory stock options,” or NSOs, that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the Restated Plan. The exercise price of options may not be less than the fair market value per share of common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).
If on the date of grant the common stock is listed on a stock exchange or is quoted on an automated quotation system, the fair market value will generally be the closing sale price on the last trading day before the date of grant. If no such prices are available, the fair market value will be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method.
No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the Restated Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000.
Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of common stock having a fair market value equal to the purchase price, or (c) any other methods of payment that the Compensation Committee permits in its sole and absolute discretion, including a cashless exercise program.
Stock Appreciation Rights
The Compensation Committee may grant SARs under the Restated Plan. The Compensation Committee will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, as determined by the Compensation Committee. The maximum term of any SAR granted under the Restated Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:
•	the excess of the fair market value on the exercise date of one share of common stock over the exercise price, multiplied by
•	the number of shares of common stock covered by the SAR.
Payment may be made in shares of common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.
Restricted Stock and Restricted Stock Units
The Compensation Committee may award restricted common stock and/or restricted stock units under the Restated Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Compensation Committee. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units
The Compensation Committee may award performance shares and/or performance units under the Restated Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.
Other Stock-Based and Cash-Based Awards
The Compensation Committee may award other types of equity-based or cash-based awards under the Restated Plan, including the grant or offer for sale of shares of common stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Compensation Committee may impose.
Transferability of an Award
No award option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option, restricted stock or other award to transfer the option, restricted stock or other award to immediate family members.
2021 Plan
On May 20, 2021, the Board also approved our 2021 Inducement Stock Incentive Plan (the “2021 Inducement Plan”). The 2021 Inducement Plan was adopted without stockholder approval pursuant to Section 711 of the Company Guide of the NYSE American LLC, the stock exchange on which our common stock was previously listed. The 2021 Inducement Plan provides for the grant of equity-based awards, including non-qualified stock options, performance shares, performance unis, restricted stock, restricted stock units, and stock appreciation rights, and its terms are substantially similar to the Restated Plan, including with respect to treatment of equity awards in the event of a “Change in Control” as defined under both Restated Plan and the 2021 Inducement Plan. The awards available for grant under the 2021 Inducement Plan are available only to new employees and cannot be issued pursuant to ISOs under Section 422 of the Code.
Benefits and Perquisites
Employee Benefit Plans
Named executive officers are eligible to participate in our employee benefit plans, including our medical, disability and life insurance plans, in each case, on the same basis as all of our other employees. The employee benefit plans are designed to assist in attracting and retaining skilled employees critical to our long-term success. We also maintain a 401(k) plan for the benefit of our eligible employees, including the named executive officers, as discussed below.
401(k) Plan
We maintain a retirement savings plan, or 401(k) plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the 401(k) Plan, eligible employees may defer up to 90% of their compensation subject to applicable annual contribution limits imposed by the Internal Revenue Code of 1986, as amended, or the Code and limits imposed by non-discrimination testing. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. As of December 31, 2022, we had not contributed a match to the employees’ contribution. Beginning on January 1, 2023, we began matching employees’ contributions at a rate of 100% of the first 3% of the employee’s contribution and 50% of the next 2% of the employee’s contribution, for a maximum match of 4%.
Pension Benefits
We do not maintain any pension benefit or retirement plans other than the 401(k) Plan.

Nonqualified Deferred Compensation
Eterna does not maintain any nonqualified deferred compensation plan We do not maintain any nonqualified deferred compensation plans.
Executive Employment Agreements and Change in Control Arrangements
The following descriptions summarize the principal terms of our employment agreements with our named executive officers as of December 31, 2022.
Matthew Angel
On May 24, 2022, the Board appointed Dr. Angel as our interim Chief Executive Officer and President, which appointment became effective on May 26, 2022. On June 6, 2023, Dr. Angel was appointed as a member of our Board. Dr. Angel did not receive a salary or other cash compensation during his tenure as interim Chief Executive Officer and President, and he does not receive compensation for services as a member of the Board.
On August 1, 2022, we granted Dr. Angel a time-based non-qualified stock option covering 124,350 shares of common stock, of which 5,181 shares vested immediately on the grant date and the remaining 119,169 shares vest in 46 substantially equal monthly installments thereafter (the “2022 Grant”).
On December 30, 2022, we entered into an offer letter with Dr. Angel (the “Offer Letter”) effective on January 1, 2023 with respect to terms of his employment as our Chief Executive Officer and President. The compensatory terms of the Offer Letter, including equity awards, were approved by the Compensation Committee. Dr. Angel’s hiring, and his Offer Letter, were approved by the Board. We have been working together with Dr. Angel to negotiate in good faith and execute and deliver a formal, written employment agreement containing such other terms and conditions as are mutually acceptable to Dr. Angel and us (the “Employment Agreement”) as contemplated by the Offer Letter.
Under the terms of the Offer Letter, we will pay Dr. Angel an annual base salary of $350,000, which amount is subject to annual review by the Board or the Compensation Committee and subject to adjustment to reflect market practices among our peers in the sole discretion of the Board or the Compensation Committee.
We also paid Dr. Angel a cash signing bonus of $210,959, which represents the salary Dr. Angel would have earned for the period during which he served as interim Chief Executive Officer had the Offer Letter been in effect as of May 26, 2022.
Dr. Angel will be eligible to receive a performance bonus (the “Performance Bonus”) equal to two percent of the gross proceeds that we actually receive pursuant to all licensing, option, collaboration, partnership, joint venture, settlement, other similar agreements that we entered into, or other actions, judgments, or orders that generate cash proceeds to us, that are originated, negotiated and/or entered into by us during Dr. Angel’s employment (commencing on May 26, 2022), subject to certain conditions to be set forth in the Employment Agreement, including that Dr. Angel has not voluntarily resigned other than for good reason or has been terminated for cause.
In accordance with the terms of the Offer Letter, on January 12, 2023, we granted to Dr. Angel a time-based incentive stock option covering 132,003 shares of common stock, of which 110,043 shares vested immediately on the grant date and the remaining 21,960 shares vest in 35 substantially equal monthly installments on the first day of each month thereafter (the “2023 Grant”).
For both the 2022 Grant and the 2023 Grant, vesting generally requires Dr. Angel’s continued employment through the relevant vesting date.
If Dr. Angel’s employment is terminated by us without Cause or by Dr. Angel for Good Reason (which shall have the meaning as mutually agreed in the Employment Agreement), the portion of the 2022 Grant, the 2023 Grant and any other grant subsequently issued that would have vested during the twelve months following the date of termination would immediately vest, and Dr. Angel will have twelve months following the date of termination to exercise any vested options. In addition, the Performance Bonus will remain a continuing obligation of ours to pay Dr. Angel so long as Dr. Angel has remained employed by us for two years following the applicable agreement/arrangement underlying the applicable Performance Bonus and so long as Dr. Angel does not voluntarily resign other than for Good Reason or for Cause.
Pursuant to the Offer Letter, Dr. Angel is eligible for (a) reimbursement of reasonable business expenses, (b) participation in our benefit plans and (c) paid vacation days in accordance with our policies, as in effect from time to time.

For information on related party transactions with Dr. Angel, see Certain Relationships and Related Party Transactions above.
Howard J. Federoff
We entered into an executive employment agreement, dated April 1, 2021 and effective as of April 16, 2021, with Howard J. Federoff with respect to terms of his employment as our Chief Executive Officer and President. The compensatory terms of the executive employment agreement, including equity awards, were approved by the Compensation Committee, which consists of two disinterested members of the Board. Dr. Federoff’s hiring, and his executive employment agreement, were approved by the Board.
The executive employment agreement provided for our at-will employment of Dr. Federoff as our Chief Executive Officer and President for a term commencing on April 16, 2021 and continuing until terminated by us or Dr. Federoff. Dr. Federoff resigned as the Company’s Chief Executive, which became effective on May 26, 2022.
Under the terms of the executive employment agreement, we paid Dr. Federoff an annual base salary of $450,000, which amount was subject to annual review by the Board or the Compensation Committee. Dr. Federoff was also eligible to receive an annual cash bonus award in an amount up to 50% of his base salary upon achievement of reasonable performance targets set by the Board or the Compensation Committee, each in its sole discretion. The bonus would be determined by the Board or the Compensation Committee and paid annually in March in the year following the performance year on which such bonus was based. For the year ended December 31, 2021 we paid Dr. Federoff a $159,375 cash bonus. The agreement also provided for the grant of certain equity awards and severance benefits.
Effective May 26, 2022 (the “Separation Date”), Dr. Federoff resigned as an employee. Upon the effective date of his resignation, we entered into a Separation Agreement and General Release with Dr. Federoff (the “Separation Agreement”), pursuant to which Dr. Federoff resigned from his positions as Chief Executive Officer and as an officer, director and employee of the Company and all subsidiaries. In consideration for Dr. Federoff’s execution of the Separation Agreement and non-revocation of a waiver and release of claims relating thereto, Dr. Federoff was entitled to the following benefits under the Separation Agreement:
•	a lump sum cash severance benefit in the amount of $225,000, representing Dr. Federoff’s target bonus for 2022;
•
payment of Dr. Federoff’s annual base salary for a period of twelve (12) months after the expiration of the applicable revocation period (the “Separation Period”), for a total gross amount equal to $450,000;

•	payment of Dr. Federoff’s premiums for continued health benefits provided under COBRA for the Separation Period;
•
full acceleration of the vesting of all outstanding options (with the exception of the Milestone Options) that would have vested during the Separation Period, and such options, together with outstanding options that vested prior to the Separation Date, representing collectively 71,004 shares of common stock, may be exercised for a period of thirty-six (36) months after the Separation Date;

•
acceleration and vesting of 25/36th of the Milestone Options, and such accelerated options, representing collectively 20,737 shares of common stock, may be exercised for a period of thirty-six (36) months after the Separation Date; and

•
a lump sum cash severance benefit in the amount of $130,347, representing the value Dr. Federoff would have received if he was entitled to receive a settlement of a pro rata portion of the Federoff PSU Grant through the expiration of the Separation Period, assuming the performance metrics were waived and assuming a per share value of $16.20.

Under the Separation Agreement, Dr. Federoff agreed to cooperate with and assist us regarding certain matters and transitioning his employment duties and responsibilities. Subject to certain exceptions and limitations, the Separation Agreement included a general release of claims by Dr. Federoff in favor of us and certain related persons and parties, and customary confidentiality and mutual non-disparagement provisions. The Separation Agreement also included certain other customary representations, warranties and covenants of Dr. Federoff, and provided for reimbursement of certain expenses incurred by Dr Federoff. The Separation Agreement superseded all other agreements or arrangements between Dr. Federoff and us regarding the subject matter of the agreement, including those with respect to severance payments and benefits.

Andrew Jackson
We entered into an amended and restated employment agreement, dated as of May 10, 2022, with Andrew Jackson with respect to his employment as our Chief Financial Officer. The employment agreement provided for our at-will employment of Mr. Jackson as our Chief Financial Officer for a term commencing on May 31, 2022 and continuing until terminated by us or Mr. Jackson. Mr. Jackson resigned as our Chief Financial Officer effective May 4, 2023.
Under the terms of the employment agreement, we paid Mr. Jackson an annual base salary of $415,000, which amount is subject to periodic review by the Board or the Compensation Committee.
Mr. Jackson was eligible to receive an annual cash bonus award in an amount up to 40% of his base salary upon achievement of agreed upon performance targets. The bonus would be determined by the Board or the Compensation Committee and paid annually by March 15 in the year following the performance year on which such bonus was based. For the year ended December 31, 2022, there was no bonus earned.
In accordance with the terms of the employment agreement, we granted to Mr. Jackson, effective as of June 3, 2022, a time-based incentive stock option, which we refer to as the Jackson Option Grant, covering 33,239 shares of common stock, 25% of which would vest on the first anniversary of the employment agreement’s effective date, and the remainder would vest ratably on a monthly basis over the three-year period thereafter. Vesting required Mr. Jackson to continue employment through the relevant vesting date.
Effective May 4, 2023, Mr. Jackson resigned as an employee. Upon the effective date of his resignation, we entered into a Separation Agreement and General Release with Mr. Jackson (the “Jackson Separation Agreement”), pursuant to which Mr. Jackson resigned from his position as Chief Financial Officer. In consideration for Mr. Jackson’s execution of the Jackson Separation Agreement and non-revocation of a waiver and release of claims relating thereto, Mr. Jackson was entitled to the following benefits under the Jackson Separation Agreement:
•
payment of Mr. Jackson’s annual base salary for a period of six (6) months after the expiration of the applicable revocation period (the “Jackson Separation Period”), for a total gross amount equal to $207,500; and

•	payment of Mr. Jackson’s premiums for continued health benefits provided under COBRA for the Jackson Separation Period.
Pursuant to the Jackson Separation Agreement, all the Jackson Option Grant, which was unvested, was immediately forfeited as of the separation date. Under the Jackson Separation Agreement, Mr. Jackson agreed to cooperate with and assist us regarding certain matters and transitioning his employment duties and responsibilities. Subject to certain exceptions and limitations, the Jackson Separation Agreement included a general release of claims by Mr. Jackson in favor of us and certain related persons and parties, and customary confidentiality and mutual non-disparagement provisions. The Jackson Separation Agreement also included certain other customary representations, warranties and covenants of Mr. Jackson, and provided for reimbursement of certain expenses incurred by Mr. Jackson. The Jackson Separation Agreement superseded all other agreements or arrangements between Mr. Jackson and us regarding the subject matter of the agreement, including those with respect to severance payments and benefits.
Roger Sidhu
We had entered into an employment agreement, effective as of September 20, 2021, with Roger Sidhu with respect to terms of his employment as our Chief Medical Officer. The employment agreement provided for at-will employment of Dr. Sidhu as our Chief Medical Officer for a term commencing on September 20, 2021 and continuing until terminated by us or Dr. Sidhu. Dr. Sidhu resigned as our Chief Medical Officer effective January 31, 2023.
Under the terms of the employment agreement, we paid Dr. Sidhu an annual base salary of $447,200, which amount was subject to periodic review by the Board or the Compensation Committee.
Dr. Sidhu was eligible to receive an annual cash bonus award in an amount up to 40% of his base salary upon achievement of reasonable performance targets set by the board or the Compensation Committee, each in its sole discretion. The bonus would be determined by the Board or the Compensation Committee and paid annually in March in the year following the performance year on which such bonus was based. For the year ended December 31, 2021 we paid Dr. Sidhu a $48,277 cash bonus.
In accordance with the terms of the employment agreement, we granted to Dr. Sidhu, effective as of September 20, 2021, a time-based nonqualified stock option, which we refer to as the Sidhu Option Grant, and a time-based restricted stock unit grant, which we refer to as the RSU Grant. The Sidhu Option Grant covered 8,065 shares of common stock, and the RSU Grant covered 4,032 shares of common stock. The Sidhu Option Grant and the RSU Grant each vested over four years, with vesting generally subject to Dr. Sidhu’s continued employment through the relevant vesting date. Consistent with the employment inducement grant rules set forth in Section 711(a) of the NYSE American LLC Company Guide, the equity award to Dr. Sidhu was made as an inducement material to his entering into employment with us and was approved by the Compensation Committee without need for stockholder approval.
If Dr. Sidhu’s employment was terminated by us without Cause or by Dr. Sidhu for Good Reason (each such capitalized term as defined in the employment agreement), he would be entitled to, among other things, continued base salary for nine months following the termination date and the total monthly cost of health care continuation coverage pursuant to COBRA for such period. Notwithstanding the foregoing, if a termination without Cause or for Good Reason occurs within ninety days before or twelve months after a Change in Control (as defined in the employment agreement), Dr. Sidhu would become entitled to (a) receive the continued-based salary and total monthly cost of health care continuation coverage described in the preceding sentence for a period of twelve months rather than nine months, (b) receive a lump sum payment of his target annual bonus and (c) accelerated vesting in full of the Sidhu Option Grant and the RSU Grant. Any of such severance benefits under the employment agreement are contingent on Dr. Sidhu entering into and not revoking a general release of claims in favor of our company.
The employment agreement provided for (a) reimbursement of reasonable business expenses, (b) participation in our benefit plans and (c) twenty paid vacation days per year.
The employment agreement also contained customary covenants related to non-competition and non-solicitation for one year following termination of employment, as well as customary covenants related to confidentiality, inventions and intellectual property rights.
On March 11, 2022, we issued Dr. Sidhu a performance-based restricted stock unit grant (the “Sidhu PSU Grant”). The Sidhu PSU Grant covered 7,108 shares of common stock and were subject to the achievement of four performance goals, which were weighted equally. Once a performance goal was achieved, the tranche of shares allocated to that performance goal would be earned and would begin to vest annually over a three-year period beginning on the date the performance goal was achieved subject to Dr. Sidhu’s continued employment through the relevant vesting date. If a performance goal was not achieved, then tranche of shares allocated to that performance goal would be unearned and forfeited. As of December 31, 2022, none of the performance goals were achieved, and as a result, the shares covered under the Sidhu PSU Grant were cancelled.
There was no separation agreement entered into upon Dr. Sidhu’s voluntary resignation effective January 31, 2023.
Kevin D’Amour
We entered into an employment agreement, dated June 5, 2021 and effective as of June 28, 2021, with Kevin A. D’Amour with respect to terms of his employment as our Chief Scientific Officer. The employment agreement provided for our at-will employment of Dr. D’Amour as our Chief Scientific Officer for a term commencing on June 28, 2021 and continuing until terminated by us or Dr. D’Amour. Dr. D’Amour resigned as our Chief Scientific Officer effective August 26, 2022.
Under the terms of the employment agreement, we paid Dr. D’Amour an annual base salary of $415,000, which amount was subject to annual review by the Board or the Compensation Committee.
Dr. D’Amour was eligible to receive an annual cash bonus award in an amount up to 40% of his base salary upon achievement of reasonable performance targets set by the Board or the Compensation Committee, each in its sole discretion. The bonus would be determined by the Board or the Compensation Committee and paid annually in March in the year following the performance year on which such bonus was based. For the year ended December 31, 2021 we paid Dr. D’Amour a $84,886 cash bonus. We additionally granted certain equity awards to Dr. D’Amour under his employment agreement.

Effective August 26, 2022, Dr. D’Amour resigned as an employee. Upon the effective date of his resignation, we entered into a Separation Agreement and General Release with Dr. D’Amour (the “D’Amour Separation Agreement”), pursuant to which Dr. D’Amour resigned from his position as Chief Scientific Officer. In consideration for Dr. D’Amour’s execution of the D’Amour Separation Agreement and non-revocation of a waiver and release of claims relating thereto, Dr. D’Amour was entitled to the following benefits under the D’Amour Separation Agreement:
•
payment of Dr. D’Amour’s annual base salary for a period of nine (9) months after the expiration of the applicable revocation period (the “D’Amour Separation Period”), for a total gross amount equal to $311,250;

•	payment of Dr. D’Amour’s premiums for continued health benefits provided under COBRA for the D’Amour Separation Period; and
•
the vested portions of all Dr. D’Amour’s outstanding options, representing 57,296 shares of the Company’s common stock, were eligible to be exercised for a period of ninety (90) days following the separation date, and all unvested options, restricted stock units and performance stock units were immediately forfeited as of the separation date.

Under the D’Amour Separation Agreement, Dr. D’Amour agreed to cooperate with and assist us regarding certain matters and transitioning his employment duties and responsibilities. Subject to certain exceptions and limitations, the D’Amour Separation Agreement included a general release of claims by Dr. D’Amour in favor of us and certain related persons and parties, and customary confidentiality and mutual non-disparagement provisions. The D’Amour Separation Agreement also included certain other customary representations, warranties and covenants of Dr. D’Amour, and provided for reimbursement of certain expenses incurred by Dr D’Amour. The D’Amour Separation Agreement superseded all other agreements or arrangements between Dr. D’Amour and us regarding the subject matter of the agreement, including those with respect to severance payments and benefits.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table summarizes the number of shares of our common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2022.
	Option Awards						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested shares ($)
Matthew Angel, Chief Executive Officer and President(2)	8/1/2022(1)	15,542	108,808	—	9.80	8/1/2032	—	—	—	—
Howard J. Federoff, Former Chief Executive Officer and President	4/16/2021(2)	68,434	—	—	158.80	5/26/2025	—	—	—	—
	4/16/2021(2)	20,737	—	—	158.80	5/26/2025	—	—	—	—
	3/11/2022(2)	8,043	—	—	38.60	5/26/2025	—	—	—	—
Andrew Jackson, Chief Financial Officer(3)	6/3/2022(3)	—	33,239	—	12.17	6/3/2032	—	—	—	—
Roger Sidhu, Chief Medical Officer	9/20/2021(3)	2,520	5,545	—	199.20	9/20/2031	—	—	—	—
	9/20/2021(4)	—	—	—	—	—	3,024	9,737	—	—
	3/11/2022(5)	1,776	5,329	—	38.60	3/11/2032	—	—	—	—
Kevin D’Amour, Chief Scientific Officer	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—
(1)
The option vests at a rate of 2/48th of the shares subject to the award on the grant date, with the remaining shares subject to the award vesting in 46 substantially equal monthly installments thereafter.

(2)	The options vested pursuant to Dr. Federoff’s Separation Agreement.
(3)
The option vests at a rate of 25% of the shares subject to the award on the one-year anniversary of the grant date, with the remaining shares subject to the award vesting in 36 substantially equal monthly installments thereafter.

(4)	The restricted stock units vest at a rate of 25% of the shares subject to the award in four substantially equal annual installments on the anniversary of the grant date.
(5)	The option vests over 36 substantially equal monthly installments.

Hedging and Pledging Company Securities
Our Insider Trading Policy prohibits our directors, officers, employees, family members of such persons and entities controlled by such persons from engaging in hedging, short sales, or trading in publicly traded put or call options with respect to our securities. Additionally, such policy prohibits the same persons from purchasing our securities on margin, borrowing against any account in which our securities are held, or pledging our securities as collateral for a loan.
Compensation-Related Risk Assessment
Our Compensation Committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our Company. The Compensation Committee and management do not believe that the Company presently maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by employees. In reaching this conclusion, the Compensation Committee considered all components of our compensation program and assessed any associated risks. The Compensation Committee also considered the various strategies and measures employed by the company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time-and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; and (ii) the oversight exercised by the Compensation Committee over the performance metrics and results under the Restated Plan and the 2021 Inducement Plan.

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance for the fiscal years listed below.
Pay Versus Performance Table
The following table provides the information required for our principal executive officers (“PEOs”) and our non-PEO NEOs for each of the fiscal years ended December 31, 2022 and 2021 (the “2022 fiscal year” and the “2021 fiscal year”, respectively), along with the financial information required to be disclosed for each such fiscal year by Item 402(v) of Regulation S-K.
Year	Summary Compensation Table for PEO (Federoff) (US$)(1)(2)	Compensation Actually Paid to PEO (Federoff) (US$)(2)(7)(8)	Summary Compensation Table for PEO (Angel) (US$)(1)(3)	Compensation Actually Paid to PEO (Angel) (US$)(3)(7)(8)	Summary Compensation Table for PEO (Guido) (US$)(1)(4)	Compensation Actually Paid to PEO (Guido) (US$)(4)(7)(8)	Summary Compensation Table for PEO (Wolff) (US$)(1)(5)	Compensation Actually Paid to PEO (Wolff) (US$)(5)(7)(8)	Average Summary Compensation Table Total for NON-PEOs (US$)(1)(6)	Average Compensation Actually Paid to Non-PEO (US$)(6)(7)(8)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return (US$)	GAAP Net Loss (US$) (in thousands)
2022	$2,230,021	$(5,198,932)	$1,151,254	$532,184	$—	$—	$—	$—	$792,978	$65,814	$87.79	$(24,579)
2021	$24,090,772	$7,083,677	$—	$—	$328,083	$328,083	$387,957	$412,583	$3,518,162	$878,161	$3.39	$(122,545)
(1)
The Summary Compensation Table (“SCT”) numbers include the values as reported in this proxy statement for fiscal year 2022 and as reported in the proxy statement filed on August 12, 2022 for the 2021 fiscal year.

(2)	Dr. Federoff resigned as the Company’s Chief Executive Officer (PEO) and as a member of the Board effective on May 26, 2022
(3)
Dr. Angel was appointed our Interim Chief Executive Officer and President (PEO) on May 26, 2022 and a member of the Board effective June 6, 2022. Dr. Angel was appointed our Chief Executive Officer and President (PEO) on January 1, 2023.

(4)
Dr. Guido was appointed our Interim Chief Executive Officer (PEO) on March 26, 2021 and resigned from such position upon the appointment of Dr. Federoff as Chief Executive Officer (PEO) on April 16, 2021. Mr. Guido resigned as our employee on December 31, 2021.

(5)
Mr. Wolff served as Chief Executive Officer (PEO) of the Company (then known as NTN Buzztime, Inc. (“NTN”)) and resigned from such position on March 26, 2021 upon the completion of NTN’s reverse merger with Eterna LLC (then known as Brooklyn Immunotherapeutics LLC).

(6)	The non-PEO NEOs in the 2022 fiscal year were Mr. Jackson, Dr. Sidhu and Dr. D’Amour. The non-PEO NEOs in the 2021 fiscal year were Dr. Sidhu and Dr. D’Amour

(7)
SEC rules require certain adjustments be made to the SCT total compensation to determine CAP as reported in the Pay Versus Performance Table above. CAP does not represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. Generally, CAP is calculated as SCT total compensation adjusted to include the fair market value of equity awards as of the applicable fiscal year end, or, if earlier, the vesting date (rather than the grant date). NEOs do not participate in a defined benefit plan, so no adjustment for pension benefits is included in the table below. The following table details these adjustments:

	2022			2021
	PEO (Dr. Federoff)	PEO (Dr. Angel)	Average of Other Non-PEO NEOs	PEO (Dr. Federoff)	PEO (Dr. Guido)	PEO (Mr. Wolff)	Average of Other Non-PEO NEOs
Total Compensation from SCT	$2,230,021	$1,151,254	$792,978	$24,090,772	$328,083	$387,957	$3,518,162
Subtractions:
SCT Value of Stock and Option Awards	1,397,979	910,453	417,797	23,612,647	—	—	$3,281,950
Adjustments:
Addition: Fair value at covered year-end of awards granted during the covered fiscal year that are outstanding and unvested at covered year-end	—	224,288	23,502	6,605,552	—	—	$641,949
Addition: Fair value at vest date of awards granted and vested during the covered fiscal year	51,316	67,095	6,921	—	—	—	$—
Addition (Subtraction):
Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at covered year end	—	—	(170,358)	—	—	—	$—
Addition (Subtraction):
Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which all vesting conditions were satisfied at the end of or during the covered fiscal year	(1,265,735)	—	(106,132)	—	—	24,626	$—
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	(4,816,555)	—	(63,300)	—	—	—	$—
Total adjustments for equity awards	(6,030,974)	291,383	(309,367)	6,605,552	—	24,626	641,949
Compensation Actually Paid (as calculated)	$(5,198,932)	$532,184	$65,814	$7,083,677	$328,083	$412,583	$878,161
(8)
The tables below illustrate the valuation assumptions as of the vesting date for awards that vested in the 2022 fiscal year and the 2021 fiscal year computed in a manner consistent with the fair value methodology used to account for stock-based compensation in our Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 20, 2023. For a description of such valuation assumptions, see Note 14, Stock-Based Compensation, in the Notes to the Consolidated Financial Statements contained in such Annual Report on Form 10-K. No stock options vested in the 2021 fiscal year.

	Weighted Average Fair Value at Vest Date
	2022	2021
Restricted stock units	$8.22	$108.44
Stock Options	2022 Valuation Assumptions at Vest Date
Risk-free interest rate	2.09% - 4.38%
Volatility	90.05% - 95.42%
Dividend yield	0%
Expected life (in years)	4.38 - 4.50

Relationship between CAP and TSR
The graphs below reflect the relationship between the PEO and average non-PEO NEO CAP and the Company’s cumulative indexed Total Shareholder Return (“TSR”) (assuming an initial fixed investment of $100) for the 2022 and 2021 fiscal years:
PEO CAP vs TSR (January 1, 2021 – December 31, 2022)

Average Other NEO CAP vs TSR (January 1, 2021 – December 31, 2022)

Relationship Between CAP and Net Income (GAAP)
The graph below reflects the relationship between the PEO and average non-PEO NEO CAP and the Company’s net income for the applicable reporting year. As a pre-commercial biotechnology company, we do not tie executive compensation to net income performance, and we do not have other financial metrics that are used to determine executive compensation. See the “—Narrative to Summary Compensation Table” for more information regarding how we compensate our NEOs.

Director Compensation.
We compensate our non-employee directors for their service in such capacity with annual retainers and equity compensation as described below. Directors who are also our employees do not receive any additional compensation for their services as directors. We do not pay fees to any of our directors for meeting attendance.
Compensation Element	Amount
Annual Board Member Compensation
Paid in cash or stock options, at the Board’s discretion. Cash paid in quarterly installments or upon the effective date of an earlier resignation of the non-employee director. Stock Options to vest quarterly over one year from grant date:

	a.	Board Member: $40,000
	b.	Board Chair: $70,000

Committee Member Retainers
Paid in cash or stock options, at the Board’s discretion. Cash paid in quarterly installments or upon the effective date of an earlier resignation of the non-employee director. Stock Options to vest quarterly over one year from grant date:

	c.	Audit Committee: $7,500
	d.	Compensation Committee: $5,000
	e.	Nominating/Governance Committee: $4,000

Leadership Supplemental Retainer
Paid in cash or stock options, at the Board’s discretion. Cash paid in quarterly installments or upon the effective date of an earlier resignation of the non-employee director. Stock Options to vest quarterly over one year from grant date:

	f.	Audit Committee Chair: $15,000
	g.	Compensation Committee Chair: $10,000
	h.	Nominating/Governance Committee Chair: $8,000

New Director Equity Award (outside directors)
Option for 8,260 shares of Common Stock, which option shall have an exercise price equal to the fair market value per share of common stock, as determined under the 2020 Plan, and, subject to continued service on the Board, vest in an initial installment of 1/3 of the shares on the first anniversary of the grant date, with the remaining shares to vest in 24 substantially equal installments thereafter.

The Board and the Compensation Committee designed our non-employee director compensation program to reward directors for their contributions to our success, align the director compensation program with stockholder interests, and provide competitive compensation necessary to attract and retain high quality non-employee directors. The Compensation Committee expects to review director compensation periodically to ensure that director compensation remains competitive such that we can recruit and retain qualified directors.

2022 Director Compensation
The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our non-employee directors for services rendered to us during the last fiscal year.
Name	Fees Earned or Paid in Cash ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Charles Cherington	21,661	—	134,516	—	—	—	156,177
Gregory Fiore(2)	—	—	92,178	—	—	—	92,178
Nicholas Singer(2)	—	—	110,171	—	—	—	110,171
William Wexler(2)	—	—	112,288	—	—	—	112,288
Dennis Langer(3)	10,382	—	—	—	—	—	10,382
Erich Mohr(3)	9,569	—	—	—	—	—	9,569
Erin Enright(3)	10,822	—	162,073	—	—	—	172,895
Heather Redman(3)	9,299	—	162,073	—	—	—	171,372
(1)
The amounts reported in this column represents the aggregate grant date fair value of stock options granted during the applicable year. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 14, Stock-Based Compensation, in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 20, 2023.

(2)	Appointed to the Board on June 6, 2022.
(3)	Resigned from the Board effective June 5, 2022.
As of December 31, 2022, our non-employee directors had the following options outstanding:
Name	Options Outstanding
Charles Cherington	22,395
Gregory Fiore	13,045
Nicholas Singer	15,595
William Wexler	15,895
Dennis Langer	—
Erich Mohr	—
Erin Enright	—
Heather Redman	—

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
The Nominating and Corporate Governance Committee recommended for nomination, and the Board of Directors nominated the following persons for election as members of our Board of Directors at the Annual Meeting of stockholders.
Charles Cherington
Matthew Angel
Nicholas J. Singer
Gregory Fiore
William Wexler
The section titled “Directors & Executive Officers” beginning on page 7 of this Proxy Statement contains more information about the leadership skills and other experience that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that these nominees should serve as directors of the Company.
We believe that each of these directors possesses the experience, skills, and qualities to fully perform his duties as a director and contribute to our success. Our directors have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their fields, understand the interests and issues that are important to our stockholders, and are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors as a group complement each other with their respective experiences, skills, and qualities. While our directors make up a diverse group in terms of age, gender and professional experience, together they comprise a cohesive body in terms of Board process and collaboration.
Vote Required. Under our Bylaws, if a quorum is present, the directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes cast will be elected.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee selected and appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2023 fiscal year. In selecting Grant Thornton as the Company’s independent registered public accounting firm for 2023, the Audit Committee considered several factors, including:
•	The professional qualifications of Grant Thornton, the lead audit partner, and other key engagement personnel.
•	Grant Thornton’s independence and its processes for maintaining its independence.
•	The appropriateness of Grant Thornton’s fees for audit and non-audit services.
•	The results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of Grant Thornton.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Grant Thornton to our stockholders for ratification. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm; however, the Audit Committee is solely responsible for the appointment and termination of our auditors and may do so at its discretion.
A representative from Grant Thornton is expected to attend the Annual Meeting of stockholders and will have the opportunity to make a statement, if he or she desires to do so, and answer questions, if any.
Vote Required. If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that a majority of the votes cast at the Annual Meeting are cast “FOR” ratification.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2023 FISCAL YEAR.
Change in Certifying Accountant
On January 18, 2022, we notified Marcum LLP (“Marcum”) that it would be dismissed as our independent registered public accounting firm effective after the completion of Marcum’s audit of our financial statements for the year ended December 31, 2021. The Audit Committee approved Marcum’s dismissal on January 18, 2022.
Marcum performed audits of our consolidated financial statements for the years ended December 31, 2021 and 2020. Marcum’s reports for such years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two years ended December 31, 2021, and from December 31, 2020 through January 24, 2022, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K promulgated by the SEC pursuant to the Exchange Act) between us and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K, that would require disclosure under Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses previously reported in our Quarterly Report on Form 10-Q for the period ended September 30, 2021 related to (a) segregation of duties and (b) documentation of policies and procedures critical to the accomplishment of financial reporting objectives. We previously furnished Marcum with a copy of the disclosure under this heading “Change in Certifying Accountant” prior to filing a Current Report on Form 8-K containing such disclosure with the SEC on January 24, 2022 and requested that Marcum furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by us in such Current Report on Form 8-K insofar as they related to Marcum’s audit services and engagement as our independent registered public accounting firm. A copy of Marcum’s letter concurring with the foregoing disclosures was attached as Exhibit 16.1 to the Current Report on Form 8-K filed by us on January 24, 2022. Marcum’s dismissal became effective on April 15, 2022, and no events had occurred since the filing of such Form 8-K that would have required the filing of an amendment to such Form 8-K.
On January 18, 2022, we notified Grant Thornton LLP (“Grant Thornton”) that the Audit Committee had selected Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and related interim periods, and Grant Thornton’s engagement became effective on April 18, 2022.

During the two years ended December 31, 2021 and from December 31, 2019 through April 19, 2022 (the date on which we filed a Current Report on Form 8-K, reporting the respective effective dates of Marcum’s dismissal and Grant Thornton’s engagement), neither we nor anyone acting on its behalf has consulted Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by Grant Thornton that Grant Thornton concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.
Fees and Services of Independent Registered Public Accounting Firm
The table below summarizes the fees and expenses billed to us by Grant Thornton and Marcum for the years ended December 31, 2022 and 2021.
Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total
2022	$435,750	$—	$—	$—	$435,750
2021	$278,100	$—	$18,540	$—	$296,640
Audit Fees. Audit fees consist of services rendered by an independent registered public accounting firm for the audit of our consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and our internal control over financial reporting, reviews of the interim financial statements included in Forms 10-Q and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees. Audit-related fees consist of assurance and related services (e.g., due diligence) by an external auditor that are reasonably related to the audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.
Tax Fees. Tax fees consist of services rendered by an external auditor for tax compliance, tax consulting and tax planning.
All Other Fees. All other fees are for any other permissible work that is not an Audit, Audit-Related or Tax Fee.
Policy for Approval of Audit and Permitted Non-Audit Services
All audit and permissible non-audit services provided by the independent registered public accounting firm are pre-approved by the Audit Committee (or the Chair of the Audit Committee, pursuant to a delegation of authority). These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL NO. 3 - APPROVAL OF THE POTENTIAL ISSUANCE OF MORE THAN
20% OF OUR OUTSTANDING COMMON STOCK PURSUANT TO THE
LINCOLN PARK PURCHASE AGREEMENT
On April 5, 2023, we entered into the Lincoln Park Purchase Agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”) and a related registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Lincoln Park Purchase Agreement, Lincoln Park has agreed to purchase from us up to an aggregate of $10.0 million of shares our common stock. We are submitting this Proposal 3 to our stockholders in order to obtain the requisite stockholder authorization in accordance with Nasdaq listing rules, specifically Rule 5635(d), to issue and sell shares of our common stock to Lincoln Park in excess of 20% of the outstanding shares of our common stock as of the date we entered into the Lincoln Park Purchase Agreement. Nothing contained in the Lincoln Park Purchase Agreement obligates us to issue and sell any shares, other than the Commitment Shares (as defined below), and any sales by us under the Lincoln Park Purchase Agreement would be made at our sole election and in our discretion, subject to the terms and satisfaction of the conditions contained in the Lincoln Park Purchase Agreement.
The Lincoln Park Purchase Agreement
Under the terms and subject to the conditions of the Lincoln Park Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $10.0 million of shares of common stock. Such sales of common stock by us, if any, are subject to certain limitations, and may occur from time to time, at our sole discretion, over the 24-month period commencing after the satisfaction of certain conditions set forth in the Lincoln Park Purchase Agreement, including the effectiveness of a registration statement that we filed with the SEC in accordance with the terms of the Registration Rights Agreement, pursuant to which we have registered for resale by Lincoln Park the shares of common stock that we may issue and sell under the Lincoln Park Purchase Agreement.
Under the Lincoln Park Purchase Agreement, for a period of up to 24-months following the date on which all applicable conditions have been satisfied, on any business day that we select on which the closing sale price of our common stock equals or exceeds $0.50 per share, we may direct Lincoln Park to purchase up to 30,000 shares of our common stock in a “Regular Purchase” on such business day; provided, however, that (i) the Regular Purchase may be increased to up to 40,000 shares of our common stock if the closing sale price of our common stock is not below $4.50 on the purchase date, (ii) the Regular Purchase may be increased to up to 50,000 shares of our common stock if the closing sale price of our common stock is not below $6.00 on the purchase date and (iii) the Regular Purchase may be increased to up to 90,000 shares of our common stock if the closing sale price of our common stock is not below $5.00 on the purchase date (such share amount limitation, the “Regular Purchase Share Limit”). In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $1.0 million. The Regular Purchase Share Limit is generally subject to proportionate adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Lincoln Park Purchase Agreement.
The purchase price per share for each such Regular Purchase will be equal to the lower of: (i) the lowest sale price for our common stock on the purchase date for such Regular Purchase; and (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date for such Regular Purchase.
In addition to Regular Purchases described above, on any purchase date for a Regular Purchase on which we have properly submitted a Regular Purchase notice directing Lincoln Park to purchase the maximum number of shares of our common stock that we are then permitted to include in a single Regular Purchase notice (and provided all shares of common stock subject to all prior Regular Purchases, Accelerated Purchases (as defined below) and Additional Accelerated Purchases (as defined below) that we have effected under the Lincoln Park Purchase Agreement prior to such purchase date, if any, have been received by Lincoln Park before we deliver notice to Lincoln Park for such Accelerated Purchase in accordance with the Lincoln Park Purchase Agreement), we may, by written notice delivered by us to Lincoln Park simultaneously with such Regular Purchase notice for such corresponding Regular Purchase, direct Lincoln Park to purchase an additional amount of our common stock, which we refer to as an “Accelerated Purchase,” on the next business day following such purchase date for such corresponding Regular Purchase, which we refer to as the “Accelerated Purchase Date,” not to exceed the lesser of: (i) 30% of the aggregate number of shares of our common stock traded during all or, if certain trading volume or market price thresholds specified in the Lincoln Park Purchase Agreement are crossed on the applicable Accelerated Purchase Date, the portion of the normal trading hours the applicable Accelerated Purchase Date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase Date we refer to as the “Accelerated Purchase Measurement Period”; and (ii) 300% of the number of shares of common stock purchased pursuant to the corresponding Regular Purchase.
The purchase price per share for the shares of common stock subject to an Accelerated Purchase will be equal to 96% of the lower of: (i) the volume weighted average price of our common stock during the Accelerated Purchase Measurement Period on the applicable Accelerated Purchase Date; and (ii) the closing sale price of our common stock on the applicable Accelerated Purchase Date.
We may also direct Lincoln Park, by written notice delivered to Lincoln Park not later than 1:00 p.m., Eastern time, on an Accelerated Purchase Date (and provided all shares of common stock subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases that we have effected under the Lincoln Park Purchase Agreement, including those prior Accelerated Purchases and Additional Accelerated Purchases effected on the same Accelerated Purchase Date as the applicable Additional Accelerated Purchase, if any, have been received by Lincoln Park in accordance with the Lincoln Park Purchase Agreement before we deliver notice to Lincoln Park for such Additional Accelerated Purchase), to purchase an additional amount of our common stock on such same Accelerated Purchase Date, which we refer to as an “Additional Accelerated Purchase,” of up to the lesser of: (i) 30% of the aggregate number of shares of our common stock traded during the portion of the normal trading hours on the applicable Accelerated Purchase Date determined in accordance with the Lincoln Park Purchase Agreement, which period of time on the applicable Accelerated Purchase Date we refer to as the Additional Accelerated Purchase Measurement Period; and (ii) three times the number of purchase shares purchased pursuant to the Regular Purchase corresponding to the Accelerated Purchase that was completed on such Accelerated Purchase date on which an Additional Accelerated Purchase notice was properly received.
The purchase price per share for the shares subject to an Additional Accelerated Purchase will be equal to 96% of the lower of: (i) the volume weighted average price of our common stock during the applicable Additional Accelerated Purchase Measurement Period for such Additional Accelerated Purchase; and (ii) the closing sale price of our common stock on the applicable same Accelerated Purchase Date.
As consideration for Lincoln Park’s commitment to purchase shares of common stock in accordance with the Lincoln Park Purchase Agreement, the Company issued 73,659 shares of common stock to Lincoln Park as a commitment fee (the “Commitment Shares”).
In all instances, we may not sell shares of our common stock to Lincoln Park under the Lincoln Park Purchase Agreement if it would result in Lincoln Park beneficially owning more than 4.99% of our common stock. There are no upper limits on the price per share that Lincoln Park must pay for shares of common stock.
We currently intend to use the net proceeds from the sale of common stock to Lincoln Park for general corporate purposes.
Requirement to Seek Stockholder Approval
As a result of the listing of our common stock on The Nasdaq Capital Market, issuances of our common stock are subject to the Nasdaq Listing Rules, including Rule 5635(d), which requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of more than 19.99% of our outstanding shares of our common stock (or securities convertible into or exercisable for shares of our common stock) at a price less than the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Nasdaq 20% Rule”).
Under the Nasdaq 20% Rule, in no event may we issue or sell to Lincoln Park under the Lincoln Park Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Lincoln Park Purchase Agreement (which was 1,024,901 shares, based on 5,127,070 of our shares outstanding immediately prior to the execution of the Lincoln Park Purchase Agreement) (the “Exchange Cap”), unless (i) the Company first obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq listing rules, or (ii) at the time the Company has issued shares of common stock equal to the Exchange Cap and at all times thereafter, the average price per share of common stock for all shares of common stock sold by the Company to Lincoln Park under the Lincoln Park Purchase Agreement equals or exceeds $3.6094 per share (representing the lower of the official closing price of the common stock on Nasdaq on the trading day immediately preceding the date of the Lincoln Park Purchase Agreement and the average official closing price of the common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Lincoln Park Purchase Agreement, as adjusted under applicable Nasdaq rules to take into account the issuance of the Commitment Shares) (the “LP Minimum Price”), such that the Exchange Cap limitation would no longer apply to issuances and sales of common stock by the Company to Lincoln Park under the Lincoln Park Purchase Agreement under the Nasdaq 20% Rule. In any event, the Lincoln Park Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Lincoln Park Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.
Based on the closing sale price of our common stock as reported on Nasdaq on April 26, 2023, to fully utilize the $10 million amount available to us under the Lincoln Park Purchase Agreement, we would need to issue 3,333,333 shares of common stock to Lincoln Park, which would be in excess of the Nasdaq 20% Rule. Accordingly, in order to be able to sell to Lincoln Park the full amount available under the Lincoln Park Purchase Agreement at a price less than the LP Minimum Price, we are seeking stockholder approval to issue greater than 20% of our outstanding shares as of the date we entered into the agreement with Lincoln Park, which issuance would be effected under the Lincoln Park Purchase Agreement in accordance with its terms.
Effect of Failure to Obtain Stockholder Approval
If the stockholders do not approve this Proposal No. 3, then we will be unable to issue shares of common stock to Lincoln Park pursuant to the Lincoln Park Purchase Agreement in excess of the Exchange Cap if sold at a price less than the LP Minimum Price.
Effect of Approval
If we obtain stockholder approval as requested in this Proposal No. 3, then we would no longer be subject to the Nasdaq 20% Rule restriction with respect to the issuance and sale of common stock to Lincoln Park under the Lincoln Park Purchase Agreement. If this Proposal No. 3 is approved by our stockholders, we would be able to issue more than the Exchange Cap (or 1,024,901 shares) to Lincoln Park under the Lincoln Park Purchase Agreement at a price less than the LP Minimum Price. The maximum number of shares of common stock that we may issue and sell to Lincoln Park under the Lincoln Park Purchase Agreement would fluctuate from time to time based on the price of our common stock. Assuming that our stockholders approve this Proposal No. 3, and assuming and the total number of shares issuable under the Lincoln Park Purchase Agreement were issued on April 26, 2023 at the closing price on that date, a total of 3,333,333 additional shares of common stock would be issuable to Lincoln Park, which have an approximate value of $10 million.
In addition, these additional shares of common stock that we could issue to Lincoln Park will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility.
Each such additional share of common stock that would be issuable to Lincoln Park under the Lincoln Park Purchase Agreement would have the same rights and privileges as each share of our currently authorized common stock.
Vote Required and Recommendation of the Board of Directors
If a quorum is present, approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the potential issuance and sale of more than 20% of the Company’s issued and outstanding common stock pursuant to the Lincoln Park Purchase Agreement requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE POTENTIAL ISSUANCE AND SALE OF MORE THAN 20% OF OUR OUTSTANDING COMMON STOCK PURSUANT TO THE LINCOLN PARK PURCHASE AGREEMENT.

PROPOSAL NO. 4 - APPROVAL OF THE RESTATED PLAN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER
The Company’s stockholders are being asked to approve an amendment (the “Restated Plan Amendment”) to the Company’s Restated 2020 Stock Incentive Plan (the “Restated Plan”), which would increase the number of shares of common stock reserved for issuance under the Restated Plan from 680,599 to 980,599. A copy of the Restated Plan Amendment is set forth in this Proxy Statement as Appendix A.
Background and Purpose
We are seeking approval of the Restated Plan Amendment to comply with the Nasdaq stockholder approval requirements applicable to material amendments to equity plans. Under Nasdaq listing rules, the Board may not increase the number of shares of common stock issuable under the Restated Plan (except in the case of a recapitalization, stock split or similar event) without stockholder approval. The Board believes that the Restated Plan Amendment is necessary to continue to enable the Company to attract and retain qualified directors, officers, employees and consultants for the Company by making available additional shares under the Restated Plan, as well as helping to align the interests of management, employees and stockholders to create long-term stockholder value.
The Restated Plan was originally adopted by the Board on May 20, 2021 and approved by our stockholders on August 20, 2021 at the Company’s 2021 annual meeting of the stockholders. On April 29, 2023, upon the recommendation of the Compensation Committee, the Board unanimously approved the Restated Plan Amendment and recommended that it be submitted to our stockholders for approval. As of April 26, 2023, awards representing an aggregate of 577,872 shares of common stock, including shares that had been cancelled, forfeited or otherwise put back into the pool for the Restated Plan, had been issued under the Restated Plan. Approximately 215,329 shares remain available for issuance under the Restated Plan. The Company is seeking stockholder approval to increase the total number of shares of common stock issuable under the Restated Plan to 980,599 (or 300,000 additional shares of common stock).
If the Restated Plan Amendment is approved by our stockholders at the Annual Meeting, it will become effective on the date of the Annual Meeting, and the total number of shares of our common stock that will be reserved for issuance under the Restated Plan will be 980,599 shares (representing approximately 18.6% of our outstanding common stock as of April 26, 2023) plus any additional shares added pursuant to expiration, termination or forfeiture of outstanding awards under the Restated Plan. If the Restated Plan Amendment is not approved by our stockholders at the Annual Meeting, the Restated Plan will remain in effect as it presently exists.
Determination of Number of Shares for the Restated Plan Amendment
The Board reviewed the number of shares of common stock covered by, and reserved for issuance under, the Restated Plan, and determined that it is appropriate to increase the number of shares of common stock authorized for issuance under the Restated Plan. In setting the number of shares authorized under the Restated Plan Amendment, the Compensation Committee and the Board considered the following:
Number of Shares Remaining under the Restated Plan
As of April 26, 2023 the number of shares of common stock that remained available for issuance under the Restated Plan was 215,329 shares. As of April 26, 2023, options to purchase an aggregate of 464,810 shares of our common stock were outstanding under the Restated Plan, with a weighted average exercise price of $10.80 per share and a weighted average remaining contractual life of 9.5 years, and 460 shares of common stock were issued under the Restated Plan in connection with the settlement of restricted stock units. Our Board believes that an increase in the Restated Plan’s share reserve is necessary to ensure that a sufficient reserve of common stock is available for issuance to make competitive grants for approximately one to two years. The additional 300,000 shares that would be made available for grant if stockholders approve the Restated Plan Amendment, together with the remaining shares under the Restated Plan, represent the shares the Company anticipates needing under normal circumstances.
External Factors
In determining the number of shares to request for stockholder approval under the Restated Plan Amendment, the Compensation Committee and the Board considered various other factors, including our current stock price and prior grants made to our employees. Since the Restated Plan’s approval by our stockholders in 2021, we have been able to incentivize our workforce and attract qualified employees, directors, officers and consultants. Because of the limited number of shares of common stock that remain available for issuance under the Restated Plan, our ability to use long-term equity-based compensation as a significant component of our overall compensation would be significantly restricted if the stockholders do not approve the Restated Plan Amendment. Additionally, our inability to issue awards under the Restated Plan could require that we pay more compensation in the form of cash, which would limit the amount of cash that we could otherwise devote to other business purposes, and cash compensation would not necessarily incentivize recipients to focus on our long-term performance.
After consideration of these factors, the Compensation Committee and Board determined that an increase of 300,000 shares available under the Restated Plan would be appropriate to allow us to continue to grant equity-based compensation at levels we deem appropriate for approximately one to two years. As noted above, if our stockholders do not approve the Restated Plan Amendment, in order to remain competitive in hiring and retaining high quality employees, it may become necessary to replace components of compensation previously awarded in equity with cash. We do not believe increasing cash compensation to make up for any shortfall in equity compensation would be practical or advisable because we believe that a combination of equity awards and cash compensation provide a more effective compensation strategy than cash alone for attracting, retaining and motivating our employees long-term and aligning employees’ and stockholders’ interests. In addition, any significant increase in cash compensation in lieu of equity awards could substantially increase our operating expenses and increase the negative cash flow from our operations, which could adversely affect our business results and could adversely affect our business strategy.
Summary of the Restated Plan
The following is a summary of the material provisions of the Restated Plan, as amended by the Restated Plan Amendment. The following summary does not purport to be a complete description of all the provisions of the Restated Plan and the Restated Plan Amendment and is qualified in its entirety by reference to the complete text of the Restated Plan, which we filed as Exhibit 10.29 to our Annual Report on Form 10-K for the year ended December 31, 2022, and the Restated Plan Amendment, a form of which is set forth in Appendix A to this Proxy Statement.
Administration
The Restated Plan is administered and interpreted by our Compensation Committee. The Compensation Committee determines the persons to whom awards issuable under the Restated Plan may be granted. The Compensation Committee may also establish rules and regulations for the administration of the Restated Plan and amendments or modifications to outstanding awards. The Compensation Committee may delegate authority to officers or employees to grant awards and execute award agreements, subject to applicable law and the Restated Plan.
Eligibility
Persons eligible to receive awards under the Restated Plan consist of our employees, officers, directors, consultants, independent contractors who, in the opinion of our Compensation Committee, are in a position to contribute to our success, or any other person who is determined by our Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider, any entity whose financials statements are required to be consolidated with the Company, and any other entity that our Compensation Committee determines to be an affiliate of the Company. As of April 26, 2023, we had nine full-time employees, which includes four research and development positions and five administrative positions. As awards under the Restated Plan are within the discretion of the Compensation Committee, we cannot determine how many individuals in each of the categories described above will receive awards under the Restated Plan, as amended by the Restated Plan Amendment.
Shares Subject to the Restated Plan
Subject to approval of the Restated Plan Amendment, and further adjustment in certain circumstances as discussed below, the Restated Plan authorizes up to 980,599 shares of our common stock for issuance pursuant to its terms (including the additional 300,000 shares of our common stock that would be available if our stockholders approve the Restated Plan Amendment), plus any shares of our common stock subject to outstanding awards under the Restated Plan which are forfeited, expire or otherwise put back into the pool of the Restated Plan.
Incentive stock options (“ISOs”) that are intended to meet the requirements of Section 422 of the Internal Revenue Code (the “Code”) may be granted under the Restated Plan with respect to all of the shares of common stock authorized for issuance under the Restated Plan.

If any option or stock appreciation right (“SAR”) granted under the Restated Plan is terminated without having been exercised in full or if any award is forfeited, the number of shares of common stock as to which such option, SAR or award was terminated or forfeited will be available for future grants under the Restated Plan. Awards settled in cash will not count against the number of shares available for issuance under the Restated Plan; however, if any award is cancelled forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award, such shares will not be available for future awards under the Restated Plan.
The number of shares authorized for issuance under the Restated Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions effected after the effective time of the Restated Plan.
Terms and Conditions of Options
Options granted under the Restated Plan may be either ISOs or nonstatutory stock options (“NSOs”), that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the Restated Plan. The exercise price of options may not be less than the fair market value per share of common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).
If on the date of grant the common stock is listed on a stock exchange or is quoted on an automated quotation system, the fair market value will generally be the closing sale price on the last trading day before the date of grant. If no such prices are available, the fair market value will be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method.
No option may be exercisable for more than 10 years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the Restated Plan are exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000.
Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of common stock having a fair market value equal to the purchase price, or (c) any other methods of payment that the Compensation Committee permits in its sole and absolute discretion, including a cashless exercise program.
Stock Appreciation Rights
The Compensation Committee may grant SARs under the Restated Plan. The Compensation Committee will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, as determined by the Compensation Committee. The maximum term of any SAR granted under the Restated Plan is 10 years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:
•	the excess of the fair market value on the exercise date of one share of common stock over the exercise price, multiplied by
•	the number of shares of common stock covered by the SAR.
Payment may be made in shares of common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.
Restricted Stock and Restricted Stock Units
The Compensation Committee may award restricted common stock and/or restricted stock units under the Restated Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Compensation Committee. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Compensation Committee determines otherwise, holders of restricted stock have the right to vote the shares.
Performance Shares and Performance Units
The Compensation Committee may award performance shares and/or performance units under the Restated Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.
Other Stock-Based and Cash-Based Awards
The Compensation Committee may award other types of equity-based or cash-based awards under the Restated Plan, including the grant or offer for sale of shares of common stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Compensation Committee may impose.
Transferability of an Award
No award option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option, restricted stock or other award to transfer the option, restricted stock or other award to immediate family members.
Effect of Change of Control
The Compensation Committee may, at the time of the grant of an award, provide for the effect of a change in control (as defined in the Restated Plan) on any award, including (i) making some or all of the awards immediately exercisable or vested, (ii) terminating awards provided that the participant has the right immediately before the corporate transaction to exercise any vested award, eliminating or modifying the performance or other conditions of an award, or (iii) terminating all awards and providing for the cash settlement of an award for an equivalent cash value equal to the change in control price of any vested award (net of any exercise price).
Amendment and Termination
The Board may at any time amend the Restated Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of stockholders, the Board may not (a) increase the number of shares of common stock available under the Restated Plan, (b) change the group of individuals eligible to receive awards or (c) extend the term of the Restated Plan.
Other Information
A “new plan benefits” table, as described in the SEC’s proxy rules, is not provided, because the grant of options and other awards under the Restated Plan is discretionary, and we cannot determine now the specific number or type of options or awards to be granted in the future to any particular person or group.
U.S. Federal Income Tax Consequences
Set forth below is a general description of the federal income tax consequences relating to awards granted under the Restated Plan.
The Restated Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Treatment of Options. The Code treats ISOs and NSOs differently. As to both types of options, however, no income will be recognized to the optionee at the time of the grant of the options under the Restated Plan, nor will we be entitled to a tax deduction at that time.
Generally, upon exercise of a NSO (including an option intended to be an ISO but that has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year that includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a NSO, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an ISO and the tender is within two years from the date of grant or one year after the date of exercise of the ISO, the tender will be a disqualifying disposition of the shares acquired upon exercise of the ISO.
With respect to ISOs, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate that is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (a) the fair market value of the stock on the date of exercise minus the exercise price or (b) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.
In general, if an optionee, in exercising an ISO, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another ISO and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.
As noted above, the exercise of an ISO could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances that exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed and may therefore cause the alternative minimum tax to become applicable in any given year.
Treatment of Stock Appreciation Rights. Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will we be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the excess of fair market value of common stock at that time over the exercise price.
Treatment of Stock Awards. Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or us upon the grant of a restricted stock award or award of performance shares. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and we generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and we generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares (if any). If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.
The recipient of an unrestricted stock award will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the fair market value of common stock that is the subject of the award when the award is made.

The recipient of a restricted stock unit generally will recognize ordinary income as and when the units vest and are settled. The amount of the income will be equal to the fair market value of the shares of common stock issued at that time, and we will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.
The federal income tax consequences of performance share awards, performance unit awards, other cash-based awards and other stock-based awards will depend on the terms and conditions of those awards but, in general, participants will be required to recognize ordinary income in an amount equal to the cash and the fair market value of any fully vested shares of common stock paid, determined at the time of such payment, in connection with such awards.
Section 409A. The Restated Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any award under the Restated Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture (even if the award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the award. Participants are urged to consult with their own tax advisors regarding the applicability of Section 409A of the Code to their awards.
Potential Limitations on Company Deductions. Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. Our Board and the Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the Restated Plan but reserve the right to approve grants of options and other awards for an executive officer that exceed the deduction limit of Section 162(m) and, therefore, some options and other awards may not be fully deductible by us.
Tax Withholding. As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the Restated Plan to pay any federal, state or local taxes required by law to be withheld.
Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each participant should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an award or the disposition of shares of common stock acquired as a result of an award.
Interests of Certain Persons in the Adoption of the Restated Plan Amendment
The Company’s executive officers and the director nominees have an interest in this Proposal No. 4 to adopt the Restated Plan Amendment, as each is eligible to receive awards under the Restated Plan, as amended by the Restated Plan Amendment. The benefits that will be received by or allocated to eligible persons under the Restated Plan, as amended by the Restated Plan Amendment, including each of the current directors, each of the Named Executive Officers, the current executive officers as a group, the current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, are discretionary and are not presently determinable.
Vote Required. If a quorum is present, approval of the Restated Plan Amendment requires that a majority of the votes cast at the Annual Meeting are cast “FOR” approval.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESTATED PLAN AMENDMENT.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a filing.
Our Audit Committee consists of Chair, William Wexler, and members, Charles Cherington and Nicholas J. Singer. The Board has determined that each Audit Committee member is “independent,” as independence for Audit Committee members is defined in the applicable Nasdaq listing standards and rules of the SEC. The Board also determined that all members of the Audit Committee are financially literate, and Mr. Singer has been designated as an Audit Committee financial expert, as such term is defined in Item 407 of Regulation S-K. Although designated as Audit Committee financial experts, the Audit Committee Chair and members are not accountants for the Company nor, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose.
The role of the Audit Committee is to (a) oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; (b) oversee the Company’s compliance with legal and regulatory requirements; (c) oversee the performance of the Company’s internal audit function; (d) take, or recommend that the Board of the Company take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent registered public accounting firm; and (e) prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.
The Audit Committee influences the overall tone for quality financial reporting, sound internal controls, and ethical behavior. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting and reporting policies that are used by the Company, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, and for reviewing the Company’s interim consolidated financial statements.
The independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee has the sole authority and responsibility to recommend to the Board the nomination of the independent registered public accounting firm for approval by the stockholders on an annual basis. The Audit Committee is directly responsible for the appointment, retention, termination, compensation, retention, evaluation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.
In 2022, the Audit Committee met and held discussions with management and Grant Thornton, the Company’s independent registered public accounting firm. The Audit Committee discussed with management and Grant Thornton the Company’s audited consolidated financial statements and policies and procedures designed to reduce the likelihood of events of non-compliance with rules and regulations, including discussions of the quality, not just the acceptability, of accounting policies and principles, significant judgments and estimates, system of internal control over financial reporting, and clarity of disclosures, including items reported as Critical Auditing Matters in the report of the independent registered public accounting firm. The Audit Committee reviewed the annual plan and scope of work to be performed by Grant Thornton, and met outside of the presence of management with Grant Thornton to discuss their respective audit results, any material weakness or significant deficiencies noted as a result of the audit, and the overall quality of Eterna’s financial reporting. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with Grant Thornton those matters required to be discussed pursuant to PCAOB Auditing Standard 1301, “Communications with Audit Committees,” and the rules of the SEC, and reviewed a letter from Grant Thornton disclosing such matters.
The Audit Committee also discussed with Grant Thornton the firm’s independence from the Company and its management team and reviewed the written disclosures and letter from Grant Thornton pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services, if any, with Grant Thornton’s independence.

Based upon the reports and discussions described above, the Audit Committee, in accordance with its responsibilities, recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
AUDIT COMMITTEE

William Wexler (Chair)
Charles Cherington
Nicholas J. Singer

WHERE TO GET ADDITIONAL INFORMATION
As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is https://www.investor.eternatx.com/financials/sec-filings.
COST OF PROXY STATEMENT
We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.
STOCKHOLDER COMMUNICATIONS
General. All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to Eterna Therapeutics Inc., Attention: Secretary, 1035 Cambridge Street, Suite 18A, Cambridge, Massachusetts 02141 or by e-mail to Sandra.Gurrola@eternatx.com. Interested parties may also communicate with our Board by calling (212) 582-1199. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).
Submission of Shareholder Proposals and Director Nominations for 2023 Annual Meeting. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at Eterna Therapeutics Inc., Attention: Secretary, 10355 Cambridge Street, Suite 18A, Cambridge, MA 02141. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2024 Annual Meeting must be received no later than January 3, 2024 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under the rules of the SEC, in the event we change the date of our 2024 Annual Meeting by more than thirty days from the one-year anniversary of the Annual Meeting, the deadline for a stockholder proposal to be included in our proxy statement and form of proxy relating to our 2024 Annual Meeting is a reasonable time before we begin to print and send our proxy materials for such meeting. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2024 Annual Meeting between the close of business on January 3, 2024 and close of business on February 2, 2024. If we change the date of our 2024 Annual Meeting by more than thirty days before, or more than thirty days after, the one-year anniversary of the Annual Meeting, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2024 Annual Meeting or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees
In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, stockholders must provide notice to us no later than April 17, 2024, containing the information required by Rule 14a-19 under the Exchange Act.

If a stockholder notifies us of an intent to present a proposal at the 2024 Annual Meeting at any time after March 18, 2024 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials. Under the rules of the SEC, in the event we change the date of our 2024 Annual Meeting by more than thirty days after the one-year anniversary of the Annual Meeting, the deadline for a stockholder to submit a proposal for the 2024 Annual Meeting is a reasonable time before we begin to print and send our proxy materials.
OTHER BUSINESS
The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxies will vote in their discretion as they may deem appropriate.
By order of the Board of Directors,

/S/ MATTHEW ANGEL
MATTHEW ANGEL Chief Executive Officer and President

May 5, 2023

APPENDIX A
FORM OF AMENDMENT TO THE
ETERNA THERAPEUTICS INC. (F/K/A BROOKLYN IMMUNOTHERAPEUTICS, INC.)
RESTATED 2020 STOCK INCENTIVE PLAN
This Amendment (this “Amendment”) to the Restated 2020 Stock Incentive Plan (the “Restated Plan”) of Eterna Therapeutics Inc. (f/k/a Brooklyn ImmunoTherapeutics, Inc.), a Delaware corporation (the “Company”), is made effective as of _____, 2023. Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning afforded such term under the Restated Plan.
WHEREAS, the Company established the Restated Plan to attract, retain, reward and motivate Eligible Individuals (as defined in the Restated Plan);
WHEREAS, pursuant to Section 15(k) of the Restated Plan, the Board of Directors of the Company (the “Board”) reserved the right to amend the Restated Plan from time to time;
WHEREAS, the Board via unanimous written consent effective April 29, 2023, determined it to be in the best interests of the Company to amend the Restated Plan to increase the aggregate number of shares of common stock, par value $0.005 per share (the “Common Stock”), of the Company authorized for issuance thereunder from (x) the sum of (i) 424,246 shares of Common Stock and (ii) an annual increase on January 1 of each year beginning in 2022 and ending in (and including) 2031 equal to the lesser of (A) 5% of the number of shares of Common Stock outstanding on December 31 of the immediately preceding year and (B) such smaller number of shares of Common Stock as may be determined by the Board to (y) the sum of (i) 724,246 shares of Common Stock and (ii) an annual increase on January 1 of each year beginning in 2022 and ending in (and including) 2031 equal to the lesser of (A) 5% of the number of shares of Common Stock outstanding on December 31 of the immediately preceding year and (B) such smaller number of shares of Common Stock as may be determined by the Board (such increase of 300,000 shares of Common Stock, the “Restated Plan Authorized Share Increase”);
WHEREAS, the share figures contained in the Restated Plan Authorized Share Increase reflect the 1-for-20 reverse split of the Common Stock that became effective at 11:59 p.m. Eastern Time on October 16, 2022 (the “Reverse Split”); and
WHEREAS, at the Company’s 2023 annual meeting of stockholders held on June 16, 2023, the Company’s stockholders approved the Restated Plan Authorized Share Increase. NOW, THEREFORE, be it resolved that Sections 5(a), 5(b) and 6(e)(i) of the Restated Plan are hereby amended and restated to read in their entirety as follows:
“Section 5(a)   Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be initially issued pursuant to Awards granted under the Plan shall be equal to the sum of (i) 724,246 shares and (ii) an annual increase on January 1 of each year beginning in 2022 and ending in (and including) 2031 equal to the lesser of (A) 5% of the number of shares of Common Stock outstanding on December 31 of the immediately preceding year and (B) such smaller number of shares of Common Stock as may be determined by the Board.”
“Section 5(b) Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:
(i)
With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of 724,246 shares may be subject to grants of Incentive Stock Options, provided that notwithstanding the foregoing, shares of Common Stock added to the Plan pursuant to Section 5(a)(ii) shall be available for issuance as Incentive Stock Options only to the extent that making such shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such.

(ii)
With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of 724,246 of such shares may be issued in connection with Awards, other than Options and Stock Appreciation Rights, that are settled in Common Stock, provided that notwithstanding the foregoing, shares of Common Stock added to the Plan pursuant to Section 5(a)(ii) shall be available for issuance in connection with Awards, other than Options and Stock Appreciation Rights, that are settled in Common Stock.”

A-1

“Section 6(e) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.
(i)	A maximum of 724,246 shares may be subject to grants of Incentive Stock Options.”
Effect of Amendment. Except as modified herein, the Restated Plan remains unchanged and in full force and effect.
Date of Amendment. To record the adoption of this Amendment to the Restated Plan by the Board as of April 29, 2023, and the approval by the Company’s stockholders of this Amendment effective as of ____, 2023, the Company has caused its authorized officer to execute the same as of the date first set forth above.
ETERNA THERAPEUTICS INC.
By:
A-2

ETERNA THERAPEUTICS, INC.
10531 4S COMMONS DR.
SUITE 166-550
SAN DIEGO, CA 92127

SCAN TO
VIEW MATERIALS & VOTE

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Withhold
1a. Charles Cherington	☐	☐
1b. Matthew Angel	☐	☐
1c. Gregory Fiore	☐	☐
1d. William Wexler	☐	☐
1e. Nicholas J. Singer	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000614328_1 R1.0.0.6

ETERNA THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 16, 2023 11:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Charles Cherington and Matthew Angel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of Eterna Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on June 16, 2023, at the virtual-only meeting at **www.virtualshareholdermeeting.com/ERNA2023,** and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000614328_2 R1.0.0.6

Continued and to be signed on reverse side